                                            Filed Pursuant to Rule 424(b)(2)
                                            Registration Statement No. 333-66193

Prospectus Supplement to Prospectus Dated May 29, 2001

                          BA MASTER CREDIT CARD TRUST
                                     ISSUER

                  BANK OF AMERICA, NATIONAL ASSOCIATION (USA)

                            TRANSFEROR AND SERVICER

                                 SERIES 2001-A
              $736,000,000 FLOATING-RATE ASSET BACKED CERTIFICATES

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 10 IN THE PROSPECTUS.

A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The certificates will represent interests in the trust only and will not represent interests in or obligations of Bank of America, National Association (USA) or any of its affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

THE TRUST WILL ISSUE --

                              CLASS A CERTIFICATES  CLASS B CERTIFICATES
                              --------------------  --------------------
Principal amount              $696,000,000          $40,000,000
Certificate rate              One-Month LIBOR       One-Month LIBOR
                              plus 0.12% annually   plus 0.37% annually
Interest paid                 Monthly               Monthly
First interest payment date   August 15, 2001       August 15, 2001
Scheduled payment date        May 15, 2006          May 15, 2006
Legal final maturity          June 16, 2008         June 16, 2008

CREDIT ENHANCEMENT --

- The Class B certificates are subordinated to the Class A certificates. Subordination of the Class B certificates provides credit enhancement for the Class A certificates.

- The trust is also issuing the collateral interest in the amount of $64,000,000 that is subordinated to the Class A certificates and the Class B certificates. Subordination of the collateral interest provides credit enhancement for both the Class A certificates and the Class B certificates.

This prospectus supplement and the accompanying prospectus relate to the offering of the certificates only.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       Underwriters of the Class A Certificates and Class B Certificates

BANC OF AMERICA SECURITIES LLC
                                         JPMORGAN
                                                            SALOMON SMITH BARNEY

                                  May 30, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents: (a) this prospectus supplement, which describes the specific terms of your series of certificates and (b) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates.

     IF THE TERMS OF YOUR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     Parts of this prospectus supplement and accompanying prospectus use defined terms. You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-50 in this document and under the caption "Index of Terms for Prospectus" beginning on page 64 in the accompanying prospectus.

                          ---------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
SUMMARY OF TERMS......................   S-4
STRUCTURAL SUMMARY....................   S-5
  Offered Securities..................   S-5
     Interest Payments................   S-5
     Principal Payments...............   S-6
     Optional Repurchase..............   S-6
  The Collateral Interest.............   S-6
  Credit Enhancement..................   S-6
  Other Interests In The Trust........   S-6
     Other Series of Certificates.....   S-6
     The Transferor Certificate.......   S-6
  Information About The Receivables...   S-7
  Collections By The Servicer.........   S-7
  Allocations And Payments To You And
     Your Series......................   S-7
     Allocations of Collections of
       Finance Charge Receivables.....   S-8
     Shared Excess Finance Charge
       Collections....................   S-9
     Allocations of Collections of
       Principal Receivables..........  S-10
     Shared Excess Principal
       Collections....................  S-13
  Denominations.......................  S-13
  Registration, Clearance And
     Settlement.......................  S-13
  Tax Status..........................  S-13
  ERISA Considerations................  S-13
  Certificate Ratings.................  S-13
BANK OF AMERICA'S CREDIT CARD
  ACTIVITIES..........................  S-14
  General.............................  S-14
  Billing, Payments and Fees..........  S-14
  Delinquency and Loss Experience.....  S-15
  Revenue Experience..................  S-16
  Interchange.........................  S-17
  Payment Rates.......................  S-17
THE RECEIVABLES.......................  S-18

                                        PAGE
                                        ----
MATURITY CONSIDERATIONS...............  S-21
BANK OF AMERICA CORPORATION AND BANK
  OF AMERICA..........................  S-23
DESCRIPTION OF THE CERTIFICATES.......  S-23
  Interest Payments...................  S-23
  Principal Payments..................  S-25
  Postponement of Controlled
     Accumulation Period..............  S-26
  Subordination.......................  S-27
  Allocation Percentages..............  S-27
  Reallocation of Cash Flows..........  S-31
  Application of Collections..........  S-34
  Shared Excess Finance Charge
     Collections......................  S-39
  Shared Excess Principal
     Collections......................  S-39
  Defaulted Receivables; Investor
     Charge-Offs......................  S-40
  Principal Funding Account...........  S-42
  Reserve Account.....................  S-42
  Pay Out Events......................  S-44
  Servicing Compensation and Payment
     of Expenses......................  S-45
  Paired Series.......................  S-46
  Amendments..........................  S-46
ERISA CONSIDERATIONS..................  S-47
  General.............................  S-47
  The Authorization...................  S-47
UNDERWRITING..........................  S-48
LEGAL MATTERS.........................  S-49
INDEX OF TERMS FOR PROSPECTUS
  SUPPLEMENT..........................  S-50
ANNEX I: OTHER SERIES ISSUED AND
  OUTSTANDING.........................   A-1

                                SUMMARY OF TERMS

Trust:                          BA Master Credit Card Trust -- "Trust"
Transferor:                     Bank of America, National Association (USA) -- "Bank of America" or
                                the "Bank"
Servicer:                       Bank of America
Trustee:                        U.S. Bank National Association
Pricing Date:                   May 30, 2001
Closing Date:                   June 7, 2001
Clearance and Settlement:       DTC/Clearstream/Euroclear
Trust Assets:                   Receivables originated in MasterCard(R) and VISA(R) accounts, including recoveries on charged-off receivables

                                       Amount                         % of Total Series
  Class A                              $696,000,000                    87.0%
  Class B                              $ 40,000,000                     5.0%
  Collateral Interest                  $ 64,000,000                     8.0%
                                       -------------                  ------
  Total                                $800,000,000                   100.0%

Annual Servicing Fee:                  2.0%

                                                  CLASS A                        CLASS B
                                       -----------------------------  -----------------------------
Anticipated Ratings:*
(Moody's/Standard & Poor's/Fitch)      Aaa/AAA/AAA                    A1/A/A
Credit Enhancement:                    subordination of Class B and   subordination of the
                                       the collateral interest        collateral interest
Interest Rate:                         one-month                      one-month
                                       LIBOR + 0.12% p.a.             LIBOR + 0.37% p.a.
Interest Accrual Method:               actual/360                     actual/360
Interest Payment Dates:                monthly (15th)                 monthly (15th)
Interest Rate Index Re-set Date:       2 London business days before  2 London business days before
                                       each interest payment date     each interest payment date
First Interest Payment Date:           August 15, 2001                August 15, 2001
Scheduled Payment Date:                May 15, 2006                   May 15, 2006
Commencement of Accumulation Period    April 30, 2005                 April 30, 2005
  (subject to adjustment):
Series 2001 - A Termination Date:      June 16, 2008                  June 16, 2008

---------------

* It is a condition to issuance that one of these ratings be obtained.

                               STRUCTURAL SUMMARY

- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

- THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

OFFERED SECURITIES

The BA Master Credit Card Trust is offering the certificates as part of this Series 2001-A. The certificates represent an interest in the assets of the trust.

The Class B certificates are subordinated to the Class A certificates.

INTEREST PAYMENTS

The Class A certificates will accrue interest for each interest period at an annual rate equal to LIBOR plus 0.12%.

The Class B certificates will accrue interest for each interest period at an annual rate equal to LIBOR plus 0.37%.

Interest accrued during each interest period will be due on each distribution date. Any interest due but not paid on a distribution date will be payable on the next distribution date together with additional interest at the applicable certificate rate plus 2% per annum.

- A distribution date is the 15th day of each month, or if that day is not a business day, the next business day. The first distribution date is August 15, 2001.

- Each interest period begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include June 7, 2001, which is the closing date, and end on but exclude August 15, 2001, the first distribution date.

- LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on the Telerate Page 3750 (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR determination date. In addition, see "Description of the Certificates -- Interest Payments" in this prospectus supplement for a discussion of the determination of LIBOR if that rate does not appear on Telerate Page 3750 (or similar replacement page).

- LIBOR determination dates are:

  - June 5, 2001, for the period beginning on and including June 7, 2001 and ending on but excluding July 16, 2001;

  - July 12, 2001, for the period beginning on and including July 16, 2001 and ending on but excluding August 15, 2001; and

  - the second London business day prior to the first day of each interest period, for each interest period following the first interest period.

The following time line shows the relevant dates for the first two interest periods:

                            (INTEREST PERIOD GRAPH)

Other interest periods will follow sequentially after the second interest period in the same manner as is shown in the time line.

See "Description of the Certificates -- Interest Payments" in this prospectus supplement for a discussion of the determination of amounts available to pay interest and for the definition of business day and London business day.

You may obtain the certificate rates for the current and immediately preceding interest periods by telephoning U.S. Bank National Association, the trustee, at its corporate trust office at (800) 934-6802.

PRINCIPAL PAYMENTS

You are expected to receive payment of principal in full on the scheduled payment date which is May 15, 2006, or, if that date is not a business day, the next business day. However, certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. No principal will be paid to the Class B certificateholders until the Class A certificateholders are paid in full. See "Maturity Considerations" in this prospectus supplement and in the prospectus and "Description of the Certificates -- Allocation Percentages" in this prospectus supplement.

The final payment of principal and interest on the certificates will be made no later than June 16, 2008, or, if that date is not a business day, the next business day, called the legal final maturity or the Series 2001-A termination date.

See "Description of the Certificates -- Principal Payments" in this prospectus supplement for a discussion of the determination of amounts available to pay principal.

OPTIONAL REPURCHASE

In addition to the optional repurchase provided for in the prospectus (see "Prospectus Summary -- Optional Repurchase" in the accompanying prospectus), the Class A certificates and the Class B certificates are subject to repurchase by the Transferor, solely at its option, on May 15, 2006 (the scheduled payment date). The repurchase price will be equal to the Class A investor interest and the Class B investor interest, respectively, plus accrued and unpaid interest on the Class A certificates and the Class B certificates.

THE COLLATERAL INTEREST

The trust is also issuing an interest in the assets of the trust that is subordinated to the certificates called the collateral interest. The collateral interest initial amount is $64,000,000, representing 8.0% of the initial aggregate principal amount of the certificates and the collateral interest initial amount. As a subordinated interest, the collateral interest is a form of credit enhancement for the certificates. The collateral interest holder will have voting and certain other rights as if the collateral interest were a subordinated class of certificates.

THE COLLATERAL INTEREST IS NOT BEING OFFERED THROUGH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

CREDIT ENHANCEMENT

Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of any credit enhancement available to other series.

Subordination of the Class B certificates provides credit enhancement for the Class A certificates. Subordination of the collateral interest provides credit enhancement for both the Class A certificates and the Class B certificates. The collateral interest amount and the Class B investor interest must be reduced to zero before the Class A investor interest will suffer any loss of principal. The collateral interest amount must be reduced to zero before the Class B investor interest will suffer any loss of principal. For a description of the events which may lead to a reduction of the Class A investor interest, the Class B investor interest and the collateral interest amount, see "Description of the Certificates -- Reallocation of Cash Flows," "-- Application of Collections" and "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

OTHER INTERESTS IN THE TRUST

OTHER SERIES OF CERTIFICATES

The trust has issued other series of certificates and expects to issue additional series of certificates. When issued by the trust, the certificates of each of those series also represent an interest in the assets of the trust. You can review a summary of each series previously issued and currently outstanding under the caption "Annex I: Other Series Issued and Outstanding" included at the end of this prospectus supplement. The trust may issue additional series with terms that may be different from any other series without prior review or consent by any certificateholders.

THE TRANSFEROR CERTIFICATE

Bank of America initially will own the transferor certificate, which represents the remaining interest in the assets of the trust not represented by the certificates, the collateral interest and the other interests issued by the trust. This remaining interest represented by the transferor certificate is called the transferor interest. The transferor interest does not provide credit enhancement for your series or any other series.

INFORMATION ABOUT THE RECEIVABLES

The trust assets include receivables in certain MasterCard(R) and VISA(R)* revolving credit card accounts selected from Bank of America's credit card account portfolio.

The receivables consist of both principal receivables and finance charge receivables.

Principal receivables are, generally, amounts charged by cardholders for (a) goods and services and (b) cash advances.

Finance charge receivables are, generally, (a) the related finance charges and credit card fees, including annual membership fees collected from cardholders, and (b) for your series, certain amounts of fees, called interchange, collected through MasterCard and VISA.

See "Bank of America's Credit Card Activities--Interchange" in this prospectus supplement and in the accompanying prospectus.

COLLECTIONS BY THE SERVICER

The servicer will collect payments on the receivables and will periodically deposit those collections in an account. The servicer will keep track of those collections that are finance charge receivables and those that are principal receivables.

ALLOCATIONS AND PAYMENTS TO YOU AND YOUR SERIES

Each month, the servicer will allocate collections and the amount of receivables that are not collected and are charged-off as uncollectible, called the default amount, among:

- your series, based on the size of the investor interest (initially $800,000,000) in the trust in relation to the overall size of the receivables in the trust;

- other outstanding series, based on the size of their respective interests in the trust in relation to the overall size of the receivables in the trust; and

- the holder of the transferor certificate, based on the size of the transferor interest in the trust in relation to the overall size of the receivables in the trust.

The trust assets allocated to your series will be further allocated to the following, based on varying percentages:

- holders of the Class A certificates, based on the Class A investor interest (initially $696,000,000);

- holders of the Class B certificates, based on the Class B investor interest (initially $40,000,000); and

- the holder of the collateral interest, based on the collateral interest amount (initially $64,000,000).

See the following chart and "Description of the Certificates -- Allocation Percentages" in this prospectus supplement.

The following chart illustrates the trust's general allocation structure only and does not reflect the relative percentages of collections or other amounts allocated to the transferor interest, to any series, including your series, or to holders of the Class A certificates, the Class B certificates or the collateral interest.

                              (TRUST ASSETS GRAPH)

You are entitled to receive payments of interest and principal based upon allocations to your series. The investor interest, which is the basis for allocations to your series, is the sum of (a) the Class A investor interest, (b) the Class B investor interest and (c) the collateral interest amount. The Class A investor interest, the Class B investor interest and the collateral interest amount will initially equal the outstanding principal amount of the Class A certificates, the Class B certificates and the collateral interest, respectively. The investor interest will decline as a result of principal payments and may decline due to the charging-off of receivables or other

---------------

* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Incorporated and Visa U.S.A., Inc., respectively.

reasons. If your investor interest declines, amounts allocated and available for payment to your series and to you will be reduced. For a description of the events which may lead to these reductions, see "Description of the Certificates -- Reallocation of Cash Flows" in this prospectus supplement.

ALLOCATIONS OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES

The following chart demonstrates the manner in which collections of finance charge receivables are allocated and applied to your series. THE CHART IS A SIMPLIFIED DEMONSTRATION OF CERTAIN ALLOCATION AND PAYMENT PROVISIONS AND IS QUALIFIED BY THE FULL DESCRIPTIONS OF THESE PROVISIONS IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

Step 1: Collections of finance charge receivables for your series are allocated, based on varying percentages, among the Class A investor interest, the Class B investor interest and the collateral interest amount.

Step 2: Collections of finance charge receivables allocated to the Class A investor interest are applied to cover, in the following priority: the interest payment due to Class A, Class A's portion of the servicing fee due to the servicer and Class A's portion of the default amount.

   Collections of finance charge receivables allocated to the Class B investor interest are applied to cover, in the following priority: the interest payment due to Class B and Class B's portion of the servicing fee due to the servicer.

   Collections of finance charge receivables allocated to the collateral interest amount are applied, under certain circumstances, to cover the collateral interest's portion of the servicing fee due to the servicer.

Step 3: Collections of finance charge receivables allocated to your series and not used in Step 2 are combined with shared excess finance charge collections from other series in shared excess finance charge collections group one, to the extent necessary and available, and treated as excess spread and applied, in the following priority, to cover:

- the interest payment due to Class A, Class A's portion of the servicing fee due to the servicer and Class A's portion of the default amount, each to the extent not covered in Step 2;

- reimbursement of certain reductions of the Class A investor interest;

- the interest payment due to Class B and Class B's portion of the servicing fee due to the servicer, each to the extent not covered in Step 2;

- Class B's portion of the default amount; and

- reimbursement of certain reductions of the Class B investor interest.

Remaining excess spread is then applied, in the following priority, to cover, among other things:

- the minimum interest payment due to the collateral interest;

- the collateral interest's portion of the servicing fee due to the servicer, to the extent not covered in Step 2;

- the collateral interest's portion of the default amount;

- reimbursement of certain reductions of the collateral interest amount;

- funding, if necessary, of a reserve account maintained to cover certain interest payment shortfalls, if any; and

- other amounts owing to the holder of the collateral interest, if any.

Step 4: Collections of finance charge receivables allocated to your series and not used in Steps 2 and 3 above may be paid first, to other series in shared excess finance charge collections group one, to the extent necessary, and then, to series in other shared excess finance charge collections groups, to the extent necessary, with the balance being paid to the holder of the collateral interest.

See "Description of the Certificates -- Application of Collections" in this prospectus supplement.

                          (FINANCE CHARGE STEP GRAPH)

SHARED EXCESS FINANCE CHARGE COLLECTIONS

This series is included in a group of series designated as shared excess finance charge collections group one. Each series identified under the caption "Annex I:
Other Series Issued and Outstanding" included at the end of this prospectus supplement is, and other series in the future may be, included in shared excess finance charge collections group one. To the extent that collections of finance charge receivables allocated to your series are not needed to make payments or deposits for your series, these collections, called shared excess finance charge collections, will be applied first, to cover finance charge related payments for other series within shared excess finance charge collections group one and then, to series in other shared excess finance charge collections groups, to the extent needed. Any reallocation for this purpose will not reduce your series's investor interest. In addition, you may receive the benefits of collections of excess finance charge collections and certain other amounts allocated to other series in shared excess finance charge collections group one and series in other shared excess finance charge collections groups, to the extent those collections are not needed for those other series and those other groups. See "Description of the Certificates -- Shared Excess Finance Charge Collections" in this prospectus supplement and in the accompanying prospectus.

ALLOCATIONS OF COLLECTIONS OF PRINCIPAL RECEIVABLES

The following chart demonstrates the manner in which collections of principal receivables are allocated and applied to your series. THE CHART IS A SIMPLIFIED DEMONSTRATION OF CERTAIN ALLOCATION AND PAYMENT PROVISIONS AND IS QUALIFIED BY THE FULL DESCRIPTIONS OF THESE PROVISIONS IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

Step 1: Collections of principal receivables for your series are allocated, based on varying percentages, among the Class A investor interest, the Class B investor interest and the collateral interest amount.

Step 2: Collections of principal receivables allocated to the collateral interest amount and the Class B investor interest may be reallocated and treated as collections of finance charge receivables and made available to pay amounts due to the Class A investor interest that have not been paid by either Class A's share of collections of finance charge receivables or excess spread and shared excess finance charge collections. If required Class A amounts are satisfied, collections of principal receivables allocated to the collateral interest amount also provide the same type of protection to the Class B investor interest. Certain collections which are reallocated for Class A or Class B will not be made part of available investor principal collections.

Step 3: Collections of principal receivables allocated to your series and not used in Step 2 above, are combined with shared excess principal collections from other series in the shared excess principal collections group, to the extent necessary and available, and treated as available investor principal collections.

   Available investor principal collections may be paid, or accumulated and then paid, to you as payments of principal as discussed below. The amount, priority and timing of your principal payments, if any, depend on whether your series is in the revolving period, the controlled accumulation period or the rapid amortization period, as described below.

   The Class A certificates will be paid in full before the Class B certificates and the collateral interest receive any payments of principal.

   The Class B certificates will be paid in full before the collateral interest receives any payments of principal.

   See "Maturity Considerations" and "Description of the
   Certificates -- Application of Collections" in this prospectus supplement.

Step 4: Collections of principal receivables allocated to your series and not used in Steps 2 and 3 above may be paid to other series, to the extent necessary, or to the transferor.

                       (PRINCIPAL RECEIVABLES STEP GRAPH)

As discussed above in Step 3, available investor principal collections will be applied as follows:

REVOLVING PERIOD: The certificates will have a period of time, called the revolving period, when the trust will not pay, or accumulate, principal for certificateholders or the holder of the collateral interest. In general, during the revolving period the trust will pay available principal to other series or the holder of the transferor certificate. See "Description of the Certificates -- Principal Payments" and "-- Application of Collections" in this prospectus supplement.

The revolving period starts on the closing date and ends on the earlier to begin of:

- the controlled accumulation period; or

- the rapid amortization period.

CONTROLLED ACCUMULATION PERIOD: During the period called the controlled accumulation period, each month the servicer will deposit a specified amount in the principal funding account in order to pay the certificates and the collateral interest in full on the scheduled payment date.

Each month, the trust will pay principal not required to be deposited in the principal funding account to other series or the holder of the transferor certificate. Each month, if the amount actually deposited in the principal funding account is less than the required deposit, the amount of this deficiency will be carried forward as a shortfall and included in the next month's required deposit.

See "Description of the Certificates -- Principal Payments" and "-- Application of Collections" in this prospectus supplement. For information about the application of money on deposit in the principal funding account, including any net investment earnings, see "Description of the Certificates -- Principal Funding Account" in this prospectus supplement.

On the scheduled payment date, the trust will use the money on deposit in the principal funding account to pay (a) the Class A investor interest, (b) if the Class A investor interest is paid in full, the Class B investor interest, and
(c) if the Class B investor interest is paid in full, the collateral interest amount.

You should be aware that there may not be sufficient amounts available to pay principal in full for the Class A investor interest, the Class B investor interest and the collateral interest amount on the scheduled payment date. In addition, if the money on deposit in the principal funding account is insufficient to pay these amounts on the scheduled payment date or if a pay out event occurs, the rapid amortization period will begin and the timing of your principal payments could change. See "Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

The controlled accumulation period is scheduled to begin on the close of business on April 30, 2005, but in some cases may be delayed to no later than the close of business on March 31, 2006. See "Description of the Certificates -- Postponement of Controlled Accumulation Period" in this prospectus supplement.

The controlled accumulation period will end when any one of the following occurs:

- the investor interest is paid in full;

- the rapid amortization period begins; or

- the Series 2001-A termination date.

RAPID AMORTIZATION PERIOD: If a period called the rapid amortization period begins, the trust will use any available principal collections allocated to your series to pay (a) the Class A investor interest, (b) if the Class A investor interest is paid in full, the Class B investor interest and (c) if the Class B investor interest is paid in full, the collateral interest amount. These payments will begin on the distribution date in the month immediately following the commencement of the rapid amortization period.

The rapid amortization period will begin if a pay out event occurs and will end when any one of the following occurs:

- the investor interest is paid in full;

- the Series 2001-A termination date; or

- the trust termination date.

PAY OUT EVENTS: Certain adverse events called pay out events might lead to the start of a rapid amortization period and the end of either the revolving period or the controlled accumulation period.

A pay out event for your series will include the following events:

- any of the transferors does not make any required payment or deposit;

- any of the transferors materially violates any other obligation or agreement relating to the certificates causing you to be adversely affected, if (a) such transferor does not remedy the violation within 60 days after it has received written notice and (b) you continue to be materially and adversely affected for the 60-day period;

- any of the transferors provides certain representations, warranties or other information which were materially incorrect at the time they were provided causing you to be adversely affected, if (a) they continue to be materially incorrect 60 days after such transferor has received written notice and (b) you continue to be materially and adversely affected for the 60-day period;

- the average yield on the receivables is below an average of a minimum level called the base rate for three consecutive monthly periods;

- the transferors fail to transfer additional assets to the trust when required;

- certain defaults by the servicer occur that have a material adverse effect on you;

- you are not paid in full on the scheduled payment date;

- certain insolvency, receivership or similar events relating to any transferor or other holder of the transferor certificate occur;

- any transferor becomes unable to transfer receivables to the trust as required under the agreement; or

- the trust becomes an "investment company" under the Investment Company Act of 1940.

For a more detailed discussion of these pay out events, see "Description of the Certificates -- Pay Out Events" in this prospectus supplement. In addition, see "Description of the Certificates -- Pay Out Events" in the accompanying prospectus for a discussion of the consequences of insolvency, receivership or similar events relating to any transferor.

SHARED EXCESS PRINCIPAL COLLECTIONS

This series is included in a group of series designated as the shared excess principal collections group. Each series identified under the caption "Annex I:
Other Series Issued and Outstanding" included at the end of this prospectus supplement is, and other series in the future may be, included in the shared excess principal collections group. To the extent that collections of principal receivables allocated to your series are not needed to make payments or deposits to the principal funding account for your series, these collections, called shared excess principal collections, will be applied to cover principal payments for other series within the shared excess principal collections group. Any reallocation for this purpose will not reduce your series's investor interest. In addition, you may receive the benefits of collections of principal receivables and certain other amounts allocated to other series in the shared excess principal collections group, to the extent those collections are not needed for those other series. See "Description of the Certificates -- Shared Excess Principal Collections" in this prospectus supplement and in the accompanying prospectus.

DENOMINATIONS

Beneficial interests in the certificates will be offered in minimum denominations of $1,000 and integral multiples of that amount.

REGISTRATION, CLEARANCE AND
SETTLEMENT

Your certificates will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. You will not receive a definitive certificate representing your interest, except in limited circumstances described in the accompanying prospectus when certificates in fully registered, certificated form are issued. See "Description of the Certificates -- Definitive Certificates" in the accompanying prospectus.

You may elect to hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme or the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly or indirectly through DTC and counterparties holding directly or indirectly through Clearstream or Euroclear will be made in DTC through the relevant depositaries of Clearstream or Euroclear. See "Description of the Certificates -- Book-Entry Registration" in the accompanying prospectus.

We expect that the certificates will be delivered in book-entry form through the facilities of DTC, Clearstream and Euroclear on or about the closing date.

TAX STATUS

Special counsel to the transferor is of the opinion that, under existing law, your certificates will be characterized as debt for federal income tax purposes. Under the agreement, you and the transferor will agree to treat your certificates as debt for federal, state and local income tax purposes and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For the reasons discussed under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts other than an insurance company investing assets of its general account.

CERTIFICATE RATINGS

The Class A certificates are required to be rated at issuance in the highest rating category, excluding subcategory designations, by at least one nationally recognized rating organization.

The Class B certificates are required to be rated at issuance in one of the three highest rating categories, excluding subcategory designations, by at least one nationally recognized rating organization.

See "Certificate Ratings" in the accompanying prospectus for a discussion of the primary factors upon which the ratings are based.

                    BANK OF AMERICA'S CREDIT CARD ACTIVITIES

GENERAL

     The receivables conveyed or to be conveyed to the trust by Bank of America pursuant to the agreement have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts, including premium accounts and standard accounts.

     On March 31, 1999, NationsBank of Delaware, N.A., an indirect wholly-owned subsidiary of Bank of America Corporation and an affiliate of the transferor, merged with Bank of America National Association, after which, Bank of America National Association changed its name to Bank of America, National Association
(USA). Prior to this merger, the activities of NationsBank of Delaware, N.A. were primarily related to credit card lending, and as a result of the merger, Bank of America now owns the credit card accounts formerly owned by NationsBank of Delaware, N.A. The policies and operations applicable to the accounts formerly owned by NationsBank of Delaware, N.A. and Bank of America, respectively, have been consolidated under one management team at Bank of America. The additional accounts designated by the transferor on July 2, 1999, the receivables of which were conveyed to the trust, consist of accounts acquired pursuant to the merger with NationsBank of Delaware, N.A. In the future, more accounts so acquired may also be included in additional accounts with respect to the trust.

BILLING, PAYMENTS AND FEES

     The accounts currently have various billing and payment characteristics, including varying periodic-rate finance charges and fees. Currently, monthly billing statements are sent by Bank of America to cardholders with balances at the end of each billing period. With some exceptions, cardholders must make a minimum monthly payment generally equal to the greatest of (a) at least 2.2% of the outstanding balance (including purchases, cash advances, balance transfers, finance charges, and fees posted to the account) plus any past due amounts; (b) $10 plus any past due amounts; or (c) the amount of the outstanding balance in excess of the account credit line. If the cardholder's outstanding balance is less than $10, the minimum monthly payment equals the amount of the outstanding balance.

     A periodic finance charge is assessed monthly on the accounts with outstanding balances. The periodic finance charge assessed on balances for purchases and cash advances are generally calculated by multiplying (a) the average daily balance for each day during the billing cycle by (b) the applicable daily periodic finance charge rate, and summing the results each day during the billing period. The daily balance is calculated by taking the previous day's balance, adding any new purchases or cash advances and fees, adding the daily finance charge on the previous day's balance, and subtracting any payments or credits. Cash advances are included in the daily balance from the date that the cash advances are made. Purchases are included in the daily balance generally from the date of purchase. Periodic finance charges are not assessed on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date on the account statement.

     Accounts may have a different annual percentage rate for purchases, cash advances and balance transfer (promotional) balances.

     Bank of America offers fixed-rate and variable-rate credit card accounts. Generally the variable rates range from 1.0% to 16.9% above the prime rate as published from time to time in The Wall Street Journal. Bank of America also offers temporary promotional rates and, under certain circumstances, the periodic finance charges on a limited number of accounts may be less than those generally assessed by Bank of America. Although more than 90% of the accounts are currently priced at variable rates, some accounts retain fixed rates which generally range from 5.9% to 23.9%.

     Bank of America assesses annual membership fees (from $0 to $125) on certain accounts, although under various marketing and relationship incentive programs, these fees may be waived or rebated. For most credit card accounts, Bank of America also assesses late and overlimit charges (generally $29) and returned check charges (generally $25). Bank of America generally assesses a cash advance fee, typically 3.0% to 4.0% of the cash advance amount, with various minimums depending on the type of cash advance.

     There can be no assurance that periodic-rate finance charges, fees, and other charges on accounts will remain at current levels.

     Payments by cardholders on the accounts are processed and applied against the cardholders account balance in the following order; (1) finance charges, (2) other fees and charges, (3) prior billing cycle transactions (promotional balances (including balance transfers), purchases and cash advances), and (4) current billing cycle transactions (promotional balances (including balance transfers), purchases and cash advances).

DELINQUENCY AND LOSS EXPERIENCE

     An account is contractually delinquent, and late fees are assessed, if the minimum payment is not received by the payment due date. However, delinquency is reported based on billing date. Collection of delinquent credit card receivables currently is performed by Bank of America's credit card collections personnel located in operations centers in Pasadena, California and Norfolk, Virginia, or by Bank of America's agents.

     Bank of America's credit card collection programs employ advanced technology to manage risk and streamline processes. This technology includes automated calling systems to improve collector efficiency, scoring models to estimate the relative risk of loss exposure, and behavior analysis to prioritize cardholder contacts. Collection activities include statement messages, telephone calls and formal collection letters. Collectors generally initiate telephone contact with delinquent cardholders during the first 30 days of contractual delinquency. In the event that the initial telephone call fails to cure the delinquency, Bank of America continues to contact the cardholder by telephone and by mail. Bank of America may enter into arrangements with cardholders to extend or otherwise change payment schedules as approved by one of Bank of America's collections managers. This may include removing or reaging the past due status of accounts. Reaging of credit card balances is conducted within the parameters of normal collection activities in an effort to resolve the delinquency and reduce the incidence of bankruptcy filings.

     Accounts are charged-off once they have become contractually past due 180 days, unless a payment has been received in an amount sufficient to bring the account into a different delinquency category or to bring the account current. At the time of charge-off, an evaluation is made whether to pursue further remedies. In certain cases, outside collection agencies and law firms are engaged. The credit evaluation, servicing and charge-off policies, and collection practices of Bank of America may change from time to time in accordance with Bank of America's business judgment and applicable law. Account balances for bankrupt cardholders are charged-off as soon as practically possible and generally within 60 days from the date of verifiable bankruptcy notification.

     In February 1999, the Federal Financial Institutions Examination Council published a revised policy statement on the classification of consumer loans. The revised policy established uniform guidelines for charge-off of loans due to delinquent, bankrupt and deceased borrowers, for charge-off of fraudulent accounts, and for reaging, extending, deferring or rewriting delinquent accounts. Bank of America is in compliance with the guidelines established by the Federal Financial Institutions Examination Council's policy statement.

     The following tables set forth the delinquency and loss experience for the trust portfolio during the indicated period.

                     DELINQUENCY EXPERIENCE/TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                           DECEMBER 31,
                                                       -----------------------------------------------------
                                APRIL 30, 2001                   2000                        1999
                           -------------------------   -------------------------   -------------------------
                                         PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                          OF TOTAL                    OF TOTAL                    OF TOTAL
                           RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                           -----------   -----------   -----------   -----------   -----------   -----------
Receivables
  Outstanding(1).........  $8,858,493                  $9,252,536                  $9,953,141
Receivables Delinquent:
  31 - 60 Days...........  $  148,586       1.68%      $  162,953       1.76%      $  157,129       1.58%
  61 - 90 Days...........      94,914       1.07           99,657       1.08          104,253       1.05
  91 or More Days........     185,388       2.09          177,724       1.92          210,331       2.11
                           ----------       ----       ----------       ----       ----------       ----
        Total............  $  428,888       4.84%      $  440,334       4.76%      $  471,713       4.74%
                           ==========       ====       ==========       ====       ==========       ====

                                 DECEMBER 31,
                           -------------------------
                                     1998
                           -------------------------
                                         PERCENTAGE
                                          OF TOTAL
                           RECEIVABLES   RECEIVABLES
                           -----------   -----------
Receivables
  Outstanding(1).........  $6,755,697
Receivables Delinquent:
  31 - 60 Days...........  $  108,081       1.60%
  61 - 90 Days...........      68,380       1.01
  91 or More Days........     126,676       1.88
                           ----------       ----
        Total............  $  303,137       4.49%
                           ==========       ====

---------------

(1) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown.

                        LOSS EXPERIENCE/TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                               FOUR MONTHS           YEAR ENDED DECEMBER 31,
                                                  ENDED        ------------------------------------
                                              APRIL 30, 2001      2000         1999         1998
                                              --------------   ----------   ----------   ----------
Average Receivables Outstanding(1)..........    $8,950,415     $9,251,667   $8,126,406   $6,048,227
Total Gross Charge-Offs(2)..................       190,200        569,835      454,097      451,909
Recoveries..................................        12,892         34,577       25,178       33,905
Total Net Charge-Offs.......................       177,308        535,258      428,919      418,004
Total Net Charge-Offs as a percentage of
  Average Receivables Outstanding(3)........          5.94%          5.79%        5.28%        6.91%

---------------

(1) Average Receivables Balance, for each indicated period, is the average of the receivable balance outstanding at the end of each month during the indicated period.

(2) Total Gross Charge-Offs are total principal charge-offs before recoveries and do not include the amount of any reductions in average receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

(3) The percentage reflected for the four months ended April 30, 2001 is an annualized figure.

REVENUE EXPERIENCE

     The following table provides yield information for each of the periods indicated.

     The historical yield figures in the following table are calculated on an accrual basis. Collections of receivables included in the trust will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts collected from cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods.

     However, the transferor believes that during the periods indicated, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See "Risk Factors" in the accompanying prospectus.

                        PORTFOLIO YIELD/TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                               FOUR MONTHS           YEAR ENDED DECEMBER 31,
                                                  ENDED        ------------------------------------
                                              APRIL 30, 2001      2000         1999         1998
                                              --------------   ----------   ----------   ----------
Average Receivables Outstanding(1)..........    $8,950,415     $9,251,667   $8,126,406   $6,048,227
Finance Charges and Fee Revenue
Billed......................................    $  603,513     $1,828,916   $1,359,707   $1,199,571
Average Yield(2)(3).........................         20.23%         19.77%       16.73%       19.83%

---------------
(1) Average Receivables Balance, for each indicated period, is the average of the receivable balance outstanding at the end of each month during the indicated period.

(2) Average yield is the result of dividing finance charges and fee revenue billed by the average receivables outstanding for the period and does not include revenue attributable to interchange or recoveries.

(3) The percentage reflected for the four months ended April 30, 2001 is an annualized figure.

     The revenue for the trust portfolio shown in the above table is comprised of monthly periodic finance charges and credit card fees. These revenues vary for each account based on the type and volume of activity for each account. See "Bank of America's Credit Card Activities" in the accompanying prospectus.

INTERCHANGE

     The transferor will transfer to the trust a percentage of the interchange attributed to cardholder charges for goods and services in the accounts of the trust. Interchange will be allocated to the Certificates based on their portion of the Investor Interest and of cardholder charges for goods and services in the accounts of the trust relative to the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by Bank of America, as reasonably estimated by the transferor.

     MasterCard and VISA may from time to time change the amount of interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of finance charge receivables for the purposes of determining the amount of finance charge receivables, allocating collections of finance charge receivables, making required monthly payments, and calculating the Portfolio Yield. Under the circumstances described herein, interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each transfer date. See "Description of the Certificates -- Servicing Compensation and Payment of Expenses" in this prospectus supplement and "Bank of America's Credit Card Activities -- Interchange" in the accompanying prospectus.

PAYMENT RATES

     The following table sets forth the highest and lowest cardholder monthly payment rates during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown for the trust portfolio, in each case calculated as a percentage of total ending monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge receivables with respect to the accounts.

                        CARDHOLDER MONTHLY PAYMENT RATES

                                                         FOUR MONTHS      YEAR ENDED DECEMBER 31,
                                                       ENDED APRIL 30,    -----------------------
                                                            2001          2000     1999     1998
                                                       ---------------    -----    -----    -----
Highest Month........................................       15.38%        15.81%   16.76%   15.82%
Lowest Month.........................................       14.42%        13.97%   14.15%   14.14%
Monthly Average......................................       14.80%        15.21%   15.65%   14.87%

     There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

                                THE RECEIVABLES

     The receivables conveyed to the trust arise in accounts selected on the basis of criteria set forth in the agreement as applied on May 18, 1996, called the "CUT-OFF DATE," and, with respect to additional accounts, as of the related date of their designation. The transferor has the right, subject to certain limitations and conditions set forth therein, to designate from time to time additional accounts and to transfer to the trust all receivables of such additional accounts. Any additional accounts so designated must be eligible accounts as of the date the transferor designates such accounts as additional accounts. The transferor has designated additional accounts and conveyed the receivables arising therein to the trust 5 times since the cut-off date. The aggregate total principal receivables added to the trust in those additions was approximately $7.936 billion.

     The transferor will be required to designate additional accounts, to the extent available:

          (a) to maintain the Transferor Interest so that, during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds the Minimum Transferor Interest for the same period; and

          (b) to maintain, for so long as certificates of any series (including the certificates for your series) remain outstanding, an aggregate amount of principal receivables equal to or greater than the Minimum Aggregate Principal Receivables.

     "MINIMUM TRANSFEROR INTEREST" for any period means 7% of the average principal receivables for such period. The transferor may reduce the Minimum Transferor Interest to not less than 2% of the average principal receivables for such period upon satisfaction of the Rating Agency Condition and certain other conditions to be set forth in the agreement.

     "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means, with respect to all series then outstanding, unless otherwise provided in the related series supplement, an amount equal to the sum of the numerators used in the calculation of the Investor Percentages with respect to principal receivables for all outstanding series on such date, except that:

     - with respect to any series in its rapid accumulation period, or such other period as designated in the related series supplement, with an investor interest as of such date of determination equal to the principal funding account balance relating to such series, taking into account any deposit to be made to the principal funding account relating to such series on the transfer date following such date of determination, the numerator used in the calculation of the Investor Percentage with respect to principal receivables relating to such series will, solely for the purpose of the definition of Minimum Aggregate Principal Receivables, be deemed to equal zero; and

     - the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition and certain other conditions are satisfied.

     "RATING AGENCY CONDITION" means the notification in writing by each rating agency to the transferor, the servicer and the trustee that a proposed action will not result in such rating agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding series or class of a series with respect to which it is a rating agency.

     The transferor has the right, subject to certain limitations and conditions, to designate certain removed accounts and to require the trustee to reconvey all receivables in such removed accounts to the transferor. Once an account is removed, receivables existing or guaranteed under that account are not transferred to the trust.

     As of the end of the day on April 30, 2001:

     - the trust portfolio included $8,676,975,082 of principal receivables and $181,518,309 of finance charge receivables;

     - the accounts had an average total receivable balance of $1,122 and an average credit limit of $7,181;

     - the percentage of the aggregate total receivable balance to the aggregate total credit limit was 15.62%;

     - the average age of the accounts weighted by receivable balance was approximately 146 months;

     - cardholders whose accounts are included in the trust portfolio had billing addresses in all 50 States, the District of Columbia and certain other United States territories and possessions (due to a concentration of accounts in California and Florida, social, technological, legal and economic factors in those states may have a disproportionate effect on the trust portfolio as a whole);

     - approximately 63% of the accounts were standard accounts and approximately 37% were premium accounts; and

     - the aggregate principal receivable balances of standard accounts and premium accounts, as a percentage of the total aggregate principal receivables, were approximately 60% and approximately 40%, respectively.

     The following tables summarize the trust portfolio (other than accounts in the trust that have a zero balance with no current charging privileges due to such accounts being classified as lost, stolen or involved in a product change) by various criteria as of the end of the day on April 30, 2001. Because the future composition of the trust portfolio may change over time, these tables do not describe the composition of the trust portfolio at any future time.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                       PERCENTAGE OF                      PERCENTAGE
                                          NUMBER OF    TOTAL NUMBER                        OF TOTAL
ACCOUNT BALANCE RANGE                     ACCOUNTS      OF ACCOUNTS      RECEIVABLES      RECEIVABLES
---------------------                     ---------    -------------    --------------    -----------
Credit Balance..........................    102,171         1.29%       $  (13,051,657)      (0.15)%
No Balance..............................  4,256,307        53.91%                   --        0.00%
Less than or equal to $1,000.00.........  1,581,953        20.04%          510,844,114        5.77%
$ 1,000.01 - $ 3,000.00.................    850,316        10.77%        1,597,391,824       18.03%
$ 3,000.01 - $ 5,000.00.................    478,642         6.06%        1,883,314,104       21.26%
$ 5,000.01 - $ 7,500.00.................    340,921         4.32%        2,086,691,496       23.56%
$ 7,500.01 - $10,000.00.................    187,841         2.38%        1,621,633,167       18.31%
$10,000.01 or More......................     97,152         1.23%        1,171,670,343       13.22%
                                          ---------       ------        --------------      ------
          Total.........................  7,895,303       100.00%       $8,858,493,391      100.00%
                                          =========       ======        ==============      ======

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                       PERCENTAGE OF                      PERCENTAGE
                                          NUMBER OF    TOTAL NUMBER                        OF TOTAL
CREDIT LIMIT RANGE                        ACCOUNTS      OF ACCOUNTS      RECEIVABLES      RECEIVABLES
------------------                        ---------    -------------    --------------    -----------
No Balance..............................     27,609         0.35%       $      360,349        0.00%
$     0.01 - $ 1,000.00.................    532,141         6.74%           91,515,986        1.03%
$ 1,000.01 - $ 3,000.00.................  1,105,284        14.00%          627,594,789        7.08%
$ 3,000.01 - $ 5,000.00.................  1,242,639        15.74%        1,136,605,577       12.83%
$ 5,000.01 - $ 7,500.00.................  1,446,955        18.33%        1,602,570,854       18.09%
$ 7,500.01 - $10,000.00.................  1,576,494        19.97%        2,052,886,130       23.17%
$10,000.01 or More......................  1,964,181        24.87%        3,346,959,706       37.80%
                                          ---------       ------        --------------      ------
          Total.........................  7,895,303       100.00%       $8,858,493,391      100.00%
                                          =========       ======        ==============      ======

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                       PERCENTAGE OF                      PERCENTAGE
PERIOD OF DELINQUENCY                     NUMBER OF    TOTAL NUMBER                        OF TOTAL
(DAYS CONTRACTUALLY DELINQUENT)           ACCOUNTS      OF ACCOUNTS      RECEIVABLES      RECEIVABLES
-------------------------------           ---------    -------------    --------------    -----------
Current.................................  7,648,933        96.88%       $8,013,433,979       90.46%
1 Day to 30 Days........................    133,425         1.69%          416,171,973        4.70%
31 Days to 60 Days......................     43,756         0.55%          148,585,756        1.68%
61 Days to 90 Days......................     24,452         0.31%           94,913,564        1.07%
91 Days to 120 Days.....................     17,765         0.23%           72,067,258        0.81%
121 Days to 150 Days....................     14,922         0.19%           61,906,910        0.70%
151 Days and Over.......................     12,050         0.15%           51,413,951        0.58%
                                          ---------       ------        --------------      ------
          Total.........................  7,895,303       100.00%       $8,858,493,391      100.00%
                                          =========       ======        ==============      ======

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                       PERCENTAGE OF                      PERCENTAGE
                                          NUMBER OF    TOTAL NUMBER                        OF TOTAL
ACCOUNT AGE                               ACCOUNTS      OF ACCOUNTS      RECEIVABLES      RECEIVABLES
-----------                               ---------    -------------    --------------    -----------
24 Months or less.......................        228         0.00%       $      804,138        0.01%
25 Months to 36 Months..................    369,660         4.68%          394,781,015        4.46%
37 Months to 48 Months..................    808,681        10.24%          907,453,769       10.24%
49 Months to 60 Months..................  1,009,324        12.78%        1,004,677,395       11.34%
61 Months to 72 Months..................  1,129,959        14.31%        1,031,430,653       11.64%
73 Months to 84 Months..................    501,995         6.36%          429,561,666        4.85%
85 Months to 96 Months..................    280,857         3.56%          278,040,017        3.14%
97 Months to 108 Months.................    208,741         2.64%          193,181,329        2.18%
109 Months to 120 Months................    246,745         3.13%          274,069,469        3.09%
121 Months or more......................  3,339,113        42.30%        4,344,493,940       49.05%
                                          ---------       ------        --------------      ------
          Total.........................  7,895,303       100.00%       $8,858,493,391      100.00%
                                          =========       ======        ==============      ======

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                TRUST PORTFOLIO

                                                           PERCENTAGE OF                    PERCENTAGE
                                               NUMBER OF   TOTAL NUMBER                      OF TOTAL
STATE                                          ACCOUNTS     OF ACCOUNTS     RECEIVABLES     RECEIVABLES
-----                                          ---------   -------------   --------------   -----------
Arizona......................................    228,286        2.89%      $  227,686,734       2.57%
California...................................  3,213,404       40.70%       3,292,353,354      37.17%
Florida......................................    807,411       10.23%       1,071,724,492      12.10%
Georgia......................................    182,234        2.31%         267,775,906       3.02%
Illinois.....................................    124,290        1.57%         126,625,444       1.43%
Kansas.......................................     98,205        1.24%          94,209,063       1.06%
Maryland.....................................    110,505        1.40%         137,750,046       1.56%
Missouri.....................................    185,209        2.35%         207,124,003       2.34%
Nevada.......................................     97,722        1.24%         116,410,281       1.31%
New Mexico...................................     80,923        1.02%          91,144,846       1.03%
New York.....................................    143,188        1.81%         162,782,206       1.84%
North Carolina...............................    133,674        1.69%         175,696,172       1.98%
Oklahoma.....................................     86,788        1.10%          98,841,027       1.12%
Oregon.......................................    133,958        1.70%         135,018,614       1.52%
Pennsylvania.................................     81,187        1.03%          87,185,494       0.98%
South Carolina...............................     66,799        0.85%          88,859,270       1.00%
Tennessee....................................     87,640        1.11%         106,303,202       1.20%
Texas........................................    472,976        5.99%         546,153,208       6.17%
Virginia.....................................    149,046        1.89%         192,040,095       2.17%
Washington...................................    589,558        7.47%         766,587,393       8.65%
Other........................................    822,300       10.41%         866,222,541       9.78%
                                               ---------      -------      --------------     -------
          Total..............................  7,895,303      100.00%      $8,858,493,391     100.00%
                                               =========      =======      ==============     =======

                            MATURITY CONSIDERATIONS

     You are expected to receive payment of principal in full on May 15, 2006, the "SCHEDULED PAYMENT DATE." You may, however, receive payments of principal earlier than the scheduled payment date if a Pay Out Event occurs or has occurred. The occurrence of a Pay Out Event would result in the commencement of the Rapid Amortization Period. The holders of the Class B certificates will not begin to receive principal payments until the final principal payment on the Class A certificates has been made.

     Controlled Accumulation Period. Series 2001-A will have a period of time, called the "CONTROLLED ACCUMULATION PERIOD" when payments of principal are deposited in the principal funding account to pay the certificates and the Collateral Interest in full on the scheduled payment date. The Controlled Accumulation Period is scheduled to begin at the close of business on April 30, 2005, but in some cases may be delayed to no later than the close of business on March 31, 2006. The Controlled Accumulation Period will end when any one of the following occurs:

     - the Investor Interest is paid in full;

     - the Rapid Amortization Period begins; or

     - the Series 2001-A Termination Date.

     On each transfer date during the Controlled Accumulation Period, an amount equal to, for each monthly period, the least of:

          (a) the Available Investor Principal Collections;

          (b) the applicable Controlled Deposit Amount, which is equal to the sum of the applicable Controlled Accumulation Amount for such monthly period and the applicable Accumulation Shortfall, if any; and

          (c) the Adjusted Investor Interest prior to any deposits on such day;

will be deposited in the principal funding account established by the trustee until the principal funding account balance equals the Investor Interest. Amounts in the principal funding account are expected to be available to pay in full the Class A Investor Interest and, after the payment of the Class A Investor Interest in full, the Class B Investor Interest on the scheduled payment date. After the deposit of the Class A Investor Interest and the Class B Investor Interest in full in the distribution account, we expect the Collateral Interest Amount to be paid on such date.

     We cannot assure you that collections of principal receivables in the trust portfolio will be similar to the payment rate experience shown in the table under "Bank of America's Credit Card Activities -- Payment Rates" in this prospectus supplement, or that, therefore, deposits into the principal funding account will equal the Controlled Accumulation Amount. In addition, as described under "Description of the Certificates -- Postponement of Controlled Accumulation Period" in this prospectus supplement, the servicer may shorten the Controlled Accumulation Period and, in such event, we cannot assure you that there will be sufficient time to accumulate all amounts necessary to pay the Investor Interest on the scheduled payment date. See "Maturity Considerations" and "Risk Factors" in the accompanying prospectus. If the amount required to pay the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest Amount in full is not available on the scheduled payment date, a Pay Out Event will occur and the Rapid Amortization Period will commence.

     Rapid Amortization Period. A Pay Out Event occurs, either automatically or after specified notice, if one of the adverse events described in "Description of the Certificates -- Pay Out Events" in this prospectus supplement occurs. If a Pay Out Event occurs or has occurred, the "RAPID AMORTIZATION PERIOD" will commence, and any amount on deposit in the principal funding account will be paid to the Class A certificateholders and, after the Class A Investor Interest has been paid in full, to the Class B certificateholders on the first distribution date with respect to the Rapid Amortization Period.

     During the Rapid Amortization Period, Available Investor Principal Collections will be paid to the Class A certificateholders on each distribution date with respect to the Rapid Amortization Period until the earliest of:

          (a) the date on which the Class A certificates are paid in full;

          (b) the Series 2001-A Termination Date; and

          (c) the Trust Termination Date.

     After the Class A certificates have been paid in full and if the Series 2001-A Termination Date or the Trust Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B certificateholders on each distribution date until the earliest of:

          (a) the date on which the Class B certificates are paid in full;

          (b) the Series 2001-A Termination Date; and

          (c) the Trust Termination Date.

     Paired Series. The transferor may, at or after the time at which the Controlled Accumulation Period commences for Series 2001-A, cause the trust to issue another series (or some portion thereof, to the extent that the full principal amount of such other series is not otherwise outstanding at such time) as a Paired Series with respect to Series 2001-A to be used to finance the increase in the Transferor Interest caused by the accumulation of principal in the principal funding account with respect to Series 2001-A. See "Description of the Certificates -- Paired Series" in this prospectus supplement.

                BANK OF AMERICA CORPORATION AND BANK OF AMERICA

     Bank of America Corporation is a multi-bank holding company which was incorporated in Delaware and formed in connection with the merger on September 30, 1998 of NationsBank Corporation and the former BankAmerica Corporation. At March 31, 2001, Bank of America Corporation had total assets of approximately $609.8 billion, total liabilities of approximately $560.9 billion, and total shareholders' equity of approximately $48.9 billion. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation and was formed as a national bank organized under the laws of the United States in 1989 and is headquartered in Phoenix, Arizona. At March 31, 2001, Bank of America had total assets of approximately $16.8 billion, total liabilities of approximately $15.2 billion, and total stockholders' equity of approximately $1.6 billion, as reported in Bank of America's Consolidated Reports of Condition and Income as of the same date. See "Bank of America Corporation and Bank of America" in the accompanying prospectus.

                        DESCRIPTION OF THE CERTIFICATES

     The following statements summarize the material terms of your series, called Series 2001-A, and are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreement and the Series 2001-A supplement. You should review "Description of the Certificates" in the accompanying prospectus for additional information concerning the certificates, the Series 2001-A supplement and the agreement.

INTEREST PAYMENTS

     The Class A certificates will accrue interest from and including the closing date through but excluding July 16, 2001, from and including July 16, 2001 through and excluding August 15, 2001 and with respect to each interest period thereafter, at a rate of 0.12% per annum above LIBOR prevailing on the related LIBOR determination date with respect to each such period.

     The Class B certificates will accrue interest from and including the closing date through but excluding July 16, 2001, from and including July 16, 2001 through and excluding August 15, 2001 and with respect to each interest period thereafter, at a rate of 0.37% per annum above LIBOR prevailing on the related LIBOR determination date with respect to each such period.

     The trustee will determine LIBOR on June 5, 2001 for the period from and including the closing date through but excluding July 16, 2001, on July 12, 2001 for the period from and including July 16, 2001 through but excluding August 15, 2001 and, for each interest period thereafter, on the second London business day prior to each distribution date on which such interest period commences. We refer to each such determination date as a "LIBOR DETERMINATION DATE." For purposes of calculating LIBOR, a "LONDON BUSINESS DAY" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market. For purposes of this prospectus supplement and the accompanying prospectus, a "BUSINESS DAY" is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in St. Paul, Minnesota or Phoenix, Arizona are authorized or obligated by law or executive order to be closed.

     An "INTEREST PERIOD" begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include the closing date and end on but exclude the first distribution date.

     "LIBOR" means, as of any LIBOR determination date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR determination date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the servicer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

     "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     The Class A certificate rate and the Class B certificate rate applicable to the then current and immediately preceding interest period may be obtained by telephoning the trustee at (800) 934-6802.

     Interest on the certificates will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.

     Interest will be paid on each "DISTRIBUTION DATE" which will be August 15, 2001 and the 15th day of each month thereafter (or, if such 15th day is not a business day, the next succeeding business day).

     Interest payments on the Class A certificates and the Class B certificates on any distribution date will be calculated on the outstanding principal balance of the Class A certificates and the outstanding principal balance of the Class B certificates, as applicable, as of the preceding record date, which will be the last business day of the calendar month preceding such distribution date. However, interest for the first distribution date will accrue at the applicable certificate rate on the initial outstanding principal balance of the Class A certificates and the initial outstanding principal balance of the Class B certificates, as applicable, from and including the closing date.

     Interest due on the certificates but not paid on any distribution date will be payable on the next succeeding distribution date together with additional interest on such amount at the applicable certificate rate plus 2.00% per annum. Such amount with respect to the Class A certificates is called the "CLASS A ADDITIONAL INTEREST," and such amount with respect to the Class B certificates is called the "CLASS B ADDITIONAL INTEREST." Such additional interest will accrue on the same basis as interest on the certificates, and will accrue from and including the distribution date on which such overdue interest first became due, to but excluding the distribution date on which such additional interest is paid.

     Interest payments on the Class A certificates on any distribution date will be paid from Class A Available Funds for the related monthly period and, to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread, Shared Excess Finance Charge Collections allocated to Series 2001-A and Reallocated Principal Collections (each, to the extent available) for such monthly period. Interest payments on the Class B certificates on any distribution date will be paid from Class B Available Funds for the related monthly period and, to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread, Shared Excess Finance Charge Collections allocated to Series 2001-A and Reallocated Collateral Principal Collections (each, to the extent available) remaining after certain other payments have been made with respect to the Class A certificates.

     "CLASS A AVAILABLE FUNDS" means, with respect to any monthly period, an amount equal to the sum of:

          (a) the Class A Floating Allocation of collections of finance charge receivables allocated to the Investor Interest and deposited in the finance charge account with respect to such monthly period (excluding the portion of collections of finance charge receivables attributable to interchange that is allocable to Servicer Interchange);

          (b) an amount equal to the product of:

             (i) the Class A Account Percentage; and

             (ii) the net investment earnings, if any, in the principal funding account with respect to the related transfer date; and

          (c) amounts, if any, to be withdrawn from the reserve account which are required to be included in Class A Available Funds pursuant to the Series 2001-A supplement with respect to such transfer date.

     "CLASS A ACCOUNT PERCENTAGE" means, with respect to any date of determination, the percentage equivalent of a fraction:

     - the numerator of which is the aggregate amount on deposit in the principal funding account with respect to Class A Monthly Principal; and

     - the denominator of which is the aggregate amount on deposit in the principal funding account;

in each case as of the last day of the preceding monthly period.

     "CLASS B AVAILABLE FUNDS" means, with respect to any monthly period, an amount equal to the sum of:

          (a) the Class B Floating Allocation of collections of finance charge receivables allocated to the Investor Interest and deposited in the finance charge account for such monthly period (excluding the portion of collections of finance charge receivables attributable to interchange that is allocable to Servicer Interchange);

          (b) an amount equal to the product of:

             (i) the Class B Account Percentage; and

             (ii) the net investment earnings, if any, in the principal funding account with respect to the related transfer date; and

          (c) amounts, if any, to be withdrawn from the reserve account which are required to be included in Class B Available Funds pursuant to the Series 2001-A supplement with respect to such transfer date.

     "CLASS B ACCOUNT PERCENTAGE" means, with respect to any date of determination, the percentage equivalent of a fraction:

     - the numerator of which is the aggregate amount on deposit in the principal funding account with respect to Class B Monthly Principal; and

     - the denominator of which is the aggregate amount on deposit in the principal funding account;

in each case as of the last day of the preceding monthly period.

PRINCIPAL PAYMENTS

     REVOLVING PERIOD

     Series 2001-A will have a period of time, called the "REVOLVING PERIOD," when the trust will not pay, or accumulate, principal for certificateholders or the holder of the Collateral Interest. The Revolving Period starts on the closing date and ends on the earlier to begin of:

     - the Controlled Accumulation Period; or

     - the Rapid Amortization Period.

     During the Revolving Period, collections of principal receivables allocable to the Investor Interest will be treated as Shared Excess Principal Collections, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related monthly period to pay the Class A Required Amount and the Class B Required Amount.

     CONTROLLED ACCUMULATION PERIOD

     On each "TRANSFER DATE" (which is the business day preceding a distribution date) relating to the Controlled Accumulation Period, the trustee will deposit in the principal funding account an amount equal to the least of:

          (a) Available Investor Principal Collections on deposit in the principal account with respect to such transfer date;

          (b) the applicable Controlled Deposit Amount; and

          (c) the Adjusted Investor Interest on such transfer date prior to any deposits on such date.

     Unless a Pay Out Event has occurred, amounts in the principal funding account will be paid:

     - first to Class A certificateholders (in an amount not to exceed the Class A Investor Interest) on the scheduled payment date;

     - then to Class B certificateholders (to the extent such funds exceed the Class A Investor Interest and in an amount not to exceed the Class B Investor Interest) on the scheduled payment date; and

     - lastly to the Collateral Interest holder (to the extent such funds exceed the sum of the Class A Investor Interest and the Class B Investor Interest and in an amount not to exceed the Collateral Interest Amount) on the transfer date preceding the scheduled payment date.

     During the Controlled Accumulation Period, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a transfer date will generally be treated as Shared Excess Principal Collections. If funds on deposit in the principal funding account are insufficient to pay in full the Investor Interest on the scheduled payment date, the Rapid Amortization Period will commence.

     "AVAILABLE INVESTOR PRINCIPAL COLLECTIONS" means, with respect to any monthly period, an amount equal to the sum of:

          (a) (i) collections of principal receivables received during such monthly period and certain other amounts allocable to the Investor Interest; minus

             (ii) the amount of Reallocated Principal Collections with respect to such monthly period used to fund the Class A Required Amount and the Class B Required Amount; plus

          (b) any Shared Excess Principal Collections with respect to other series in a group of series designated as the "Shared Excess Principal Collections Group" that are allocated to Series 2001-A.

     RAPID AMORTIZATION PERIOD

     On each distribution date with respect to the Rapid Amortization Period, the Class A certificateholders will be entitled to receive Available Investor Principal Collections for the related monthly period in an amount up to the Class A Investor Interest until the earliest of the date the Class A certificates are paid in full, the Series 2001-A Termination Date and the Trust Termination Date.

     After payment in full of the Class A Investor Interest, the Class B certificateholders will be entitled to receive, on each distribution date with respect to the Rapid Amortization Period, Available Investor Principal Collections for the related monthly period in an amount up to the Class B Investor Interest until the earliest of the date the Class B certificates are paid in full, the Series 2001-A Termination Date and the Trust Termination Date.

     After payment in full of the Class B Investor Interest, the Collateral Interest holder will be entitled to receive on each transfer date, Available Investor Principal Collections until the earliest of the date the Collateral Interest is paid in full, the Series 2001-A Termination Date and the Trust Termination Date.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

     The commencement of the Controlled Accumulation Period may be postponed, and the length of the Revolving Period extended, subject to certain conditions including those set forth below. Such postponement and extension will take place only if the Accumulation Period Length (determined as described below) is less than twelve months.

     On the determination date immediately preceding the April 2005 distribution date, and on each determination date thereafter, until the Controlled Accumulation Period begins, the servicer will determine the

"ACCUMULATION PERIOD LENGTH," which is the number of whole months expected to be required to fully fund the principal funding account up to the Investor Interest no later than the scheduled payment date, based on:

          (a) the expected monthly collections of principal receivables expected to be distributable to the certificateholders of all series (excluding certain other series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the receivables for the preceding twelve months; and

          (b) the amount of principal expected to be distributable to certificateholders of all series (excluding certain other series) which are not expected to be in their revolving periods during the Controlled Accumulation Period.

     If the Accumulation Period Length is less than twelve months, the commencement of the Controlled Accumulation Period will be postponed such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the closing date. The length of the Controlled Accumulation Period will not be determined to be less than one month.

SUBORDINATION

     The Class B certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B certificates. Certain principal payments otherwise allocable to the Class B certificateholders may be reallocated to cover amounts in respect of the Class A certificates, and the Class B Investor Interest may be reduced if the Collateral Interest Amount is equal to zero. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to cover amounts in respect of the Class A certificates and the Class B certificates, and the Collateral Interest Amount may be reduced.

     To the extent the Class B Investor Interest is reduced, the percentage of collections of finance charge receivables allocated to the Class B certificates in subsequent monthly periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to, and the amounts available to be distributed with respect to interest on, the Class B certificateholders will be reduced. No principal will be paid to the Class B certificateholders until the Class A Investor Interest is paid in full. See "-- Allocation Percentages,"
"-- Reallocation of Cash Flows" and "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement.

ALLOCATION PERCENTAGES

     The servicer will allocate among the Investor Interest for Series 2001-A, the investor interest for all other series issued and outstanding and the Transferor Interest, all amounts collected on finance charge receivables, all amounts collected on principal receivables and all default amounts with respect to each monthly period. Each "MONTHLY PERIOD" will be the period from and including the first day of a calendar month to and including the last day of such calendar month (other than the initial monthly period, which will commence on and include the closing date and end on and include July 31, 2001).

     FLOATING ALLOCATION DEFINITIONS

     Collections of finance charge receivables and default amounts at any time and collections of principal receivables during the Revolving Period will be allocated to the Investor Interest based on the Floating Investor Percentage. The "FLOATING INVESTOR PERCENTAGE" means, with respect to any monthly period, the percentage equivalent of a fraction:

     - the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, the initial Investor Interest); and

     - the denominator of which is the greater of:

          (a) the aggregate amount of principal receivables as of the close of business on the last day of the preceding monthly period (or with respect to the first calendar month in the first monthly period, the aggregate amount of principal receivables as of the close of business on the day immediately preceding the closing date and with respect to the second calendar month in the first monthly period, the aggregate amount of principal receivables as of the close of business on the last day of the first calendar month in such first monthly period); and

          (b) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to finance charge receivables, default amounts or principal receivables, as applicable, for all outstanding series on such date of determination.

However, with respect to any monthly period in which an addition of accounts occurs or in which a removal of accounts occurs on a date on which, if any series has been paid in full, principal receivables in an aggregate amount approximately equal to the initial investor interest of such series are removed from the trust, the amount in clause (a) above shall be:

          (i) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period for the period from and including the first day of such monthly period to but excluding the related addition date or removal date; and

          (ii) the aggregate amount of principal receivables in the trust as of the beginning of the day on the related addition date or removal date after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related addition date or removal date, as the case may be, for the period from and including the related addition date or removal date to and including the last day of such monthly period.

     The amounts so allocated will be further allocated between the Class A certificateholders, Class B certificateholders and the Collateral Interest holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively.

     The "CLASS A FLOATING ALLOCATION" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

     - the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date); and

     - the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

     The "CLASS B FLOATING ALLOCATION" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

     - the numerator of which is equal to the Class B Adjusted Investor Interest as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date); and

     - the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

     The "COLLATERAL FLOATING ALLOCATION" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

     - the numerator of which is equal to the Collateral Interest Adjusted Amount as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date); and

     - the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

     FIXED ALLOCATION DEFINITIONS

     Collections of principal receivables during the Controlled Accumulation Period and the Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "FIXED INVESTOR PERCENTAGE" means, with respect to any monthly period, the percentage equivalent of a fraction:

     - the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period; and

     - the denominator of which is the greater of:

          (a) the aggregate amount of principal receivables as of the close of business on the last day of the prior monthly period; and

          (b) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to principal receivables for all outstanding series on such date of determination.

However, if Series 2001-A is paired with a Paired Series and a Pay Out Event occurs for such Paired Series during the Controlled Accumulation Period, the transferor may, if the Rating Agency Condition is satisfied and notice has been given to the trustee and the servicer, designate a different numerator (provided that such numerator is not less than the Adjusted Investor Interest (less the balance on deposit in the principal account, but only to the extent such balance will be deposited into the principal funding account or the distribution account (for payment to the Class A certificateholders, Class B certificateholders or the Collateral Interest holder) on the transfer date for such monthly period) as of the last day of the revolving period for such Paired Series).

     Moreover, with respect to any monthly period in which an addition of accounts occurs or in which a removal of accounts occurs on a date on which, if any series has been paid in full, principal receivables in an aggregate amount approximately equal to the initial investor interest of such series are removed from the trust, the amount in clause (a) above shall be:

          (i) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period for the period from and including the first day of such monthly period to but excluding the related addition date or removal date; and

          (ii) the aggregate amount of principal receivables in the trust at the beginning of the day on the related addition date or removal date after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related addition date or removal date, as the case may be, for the period from and including the related addition date or removal date to and including the last day of such monthly period.

     The amounts so allocated will be further allocated between the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively.

     The "CLASS A FIXED ALLOCATION" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

     - the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period; and

     - the denominator of which is equal to the numerator used to determine the Fixed Investor Percentage with respect to such monthly period.

However, if Series 2001-A is paired with a Paired Series and a Pay Out Event occurs for such Paired Series during the Controlled Accumulation Period, the transferor may, if the Rating Agency Condition is satisfied and notice has been given to the trustee and the servicer, designate a different numerator (provided that such numerator is not less than the Class A Adjusted Investor Interest (less the balance on deposit in the principal account, but only to the extent such balance will be deposited into the principal funding account or the distribution account (for payment to the Class A certificateholders) on the transfer date for such monthly period) as of the last day of the revolving period for such Paired Series).

     The "CLASS B FIXED ALLOCATION" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

     - the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period; and

     - the denominator of which is equal to the numerator used to determine the Fixed Investor Percentage with respect to such monthly period.

However, if Series 2001-A is paired with a Paired Series and a Pay Out Event occurs for such Paired Series during the Controlled Accumulation Period, the transferor may, if the Rating Agency Condition is satisfied and notice has been given to the trustee and the servicer, designate a different numerator (provided that such numerator is not less than the Class B Adjusted Investor Interest (less, if the Class A Fixed Allocation is zero, the balance on deposit in the principal account to the extent not subtracted in reducing the Class A Fixed Allocation to zero, but only to the extent such balance will be deposited into the principal funding account or the distribution account (for payment to the Class B certificateholders) on the transfer date for such monthly period) as of the last day of the revolving period for such Paired Series).

     The "COLLATERAL FIXED ALLOCATION" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

     - the numerator of which is equal to the Collateral Interest Amount as of the close of business on the last day of the Revolving Period; and

     - the denominator of which is equal to the numerator used to determine the Fixed Investor Percentage with respect to such monthly period.

However, if Series 2001-A is paired with a Paired Series and a Pay Out Event occurs for such Paired Series during the Controlled Accumulation Period, the transferor may, if the Rating Agency Condition is satisfied and notice has been given to the trustee and the servicer, designate a different numerator (provided that such numerator is not less than the Collateral Interest Adjusted Amount (less, if the Class B Fixed Allocation is zero, the balance on deposit in the principal account to the extent not subtracted in reducing the Class A Fixed Allocation or the Class B Fixed Allocation to zero, but only to the extent such balance will be deposited into the principal funding account or the distribution account (for payment to the Collateral Interest holder) on the transfer date for such monthly period) as of the last day of the revolving period for such Paired Series).

     INVESTOR INTEREST DEFINITIONS

     "CLASS A INVESTOR INTEREST" for any date means an amount equal to:

          (a) the aggregate initial principal amount of the Class A certificates; minus

          (b) the aggregate amount of principal payments made to Class A certificateholders prior to such date; minus

          (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all transfer dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all transfer dates preceding such date;

provided, however, that the Class A Investor Interest may not be reduced below zero.

     "CLASS B INVESTOR INTEREST" for any date means an amount equal to:

          (a) the aggregate initial principal amount of the Class B certificates; minus

          (b) the aggregate amount of principal payments made to Class B certificateholders prior to such date; minus

          (c) the aggregate amount of Class B Investor Charge-Offs for all prior transfer dates; minus

          (d) the aggregate amount of Reallocated Class B Principal Collections for all prior transfer dates for which the Collateral Interest Amount has not been reduced; minus

          (e) the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior transfer dates as described under "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement; plus

          (f) the aggregate amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior transfer dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e);

provided, however, that the Class B Investor Interest may not be reduced below zero.

     "COLLATERAL INTEREST AMOUNT" for any date means an amount equal to:

          (a) initially $64,000,000 (the "COLLATERAL INTEREST INITIAL AMOUNT"); minus

          (b) the aggregate amount of principal payments made to the Collateral Interest holder prior to such date; minus

          (c) the aggregate amount of Collateral Charge-Offs for all prior transfer dates; minus

          (d) the aggregate amount of Reallocated Principal Collections for all prior transfer dates; minus

          (e) the aggregate amount by which the Collateral Interest Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior transfer dates as described under "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement; plus

          (f) the aggregate amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior transfer dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e);

provided, however, that the Collateral Interest Amount may not be reduced below zero.

     "INVESTOR INTEREST," for any date of determination, means an amount equal to the sum of (a) the Class A Investor Interest, (b) the Class B Investor Interest and (c) the Collateral Interest Amount.

     "CLASS A ADJUSTED INVESTOR INTEREST," for any date of determination, means an amount equal to the Class A Investor Interest, minus the funds on deposit in the principal funding account on such date (up to the Class A Investor Interest).

     "CLASS B ADJUSTED INVESTOR INTEREST," for any date of determination, means an amount equal to the Class B Investor Interest, minus the funds on deposit in the principal funding account in excess of the Class A Investor Interest on such date (up to the Class B Investor Interest).

     "COLLATERAL INTEREST ADJUSTED AMOUNT," for any date of determination, means an amount equal to the Collateral Interest Amount, minus the funds on deposit in the principal funding account in excess of the sum of the Class A Investor Interest and the Class B Investor Interest on such date (up to the Collateral Interest Amount).

     "ADJUSTED INVESTOR INTEREST," for any date of determination, means the sum of (a) the Class A Adjusted Investor Interest, (b) the Class B Adjusted Investor Interest and (c) the Collateral Interest Adjusted Amount.

REALLOCATION OF CASH FLOWS

     CLASS A REQUIRED AMOUNT

     For each transfer date, the servicer will determine the "CLASS A REQUIRED AMOUNT," which will be equal to:

          (a) Class A Monthly Interest due on the related distribution date and overdue Class A Monthly Interest and Class A Additional Interest, if any; plus

          (b) the Class A Servicing Fee for the related monthly period and overdue Class A Servicing Fee, if any; plus

          (c) the Class A Investor Default Amount, if any, for the related monthly period; minus

          (d) the Class A Available Funds for the related monthly period used to fund the amounts described in (a), (b) and (c) above.

     If the Class A Required Amount is greater than zero, the following reallocations will occur:

     - Excess Spread and Shared Excess Finance Charge Collections allocated to Series 2001-A and available for such purpose will be used to fund the Class A Required Amount with respect to such transfer date;

     - if such Excess Spread and Shared Excess Finance Charge Collections are insufficient to fund the Class A Required Amount, first, Reallocated Collateral Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount; and

     - if Reallocated Principal Collections with respect to the related monthly period, together with such Excess Spread and Shared Excess Finance Charge Collections, are insufficient to fund the remaining Class A Required Amount for such related monthly period, then the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such transfer date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such monthly period).

     In the event that such reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Collateral Interest Amount was not reduced on such transfer date) will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such monthly period over the amount of such reduction, if any, of the Collateral Interest Amount with respect to such monthly period).

     In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such monthly period over the amount of the reductions, if any, of the Collateral Interest Amount and the Class B Investor Interest with respect to such monthly period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A certificateholders. In such case, the Class A certificateholders will bear directly the credit and other risks associated with their interests in the trust. See "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

     CLASS B REQUIRED AMOUNT

     For each transfer date, the servicer will determine the "CLASS B REQUIRED AMOUNT," which will be equal to:

          (a) the amount, if any, equal to:

             (i) Class B Monthly Interest due on the related distribution date and overdue Class B Monthly Interest and Class B Additional Interest, if any; plus

             (ii) the Class B Servicing Fee for the related monthly period and overdue Class B Servicing Fee, if any; minus

             (iii) the Class B Available Funds for the related monthly period used to fund the amounts described in (a)(i) and (a)(ii) above; plus

          (b) the Class B Investor Default Amount, if any, for the related monthly period.

     If the Class B Required Amount is greater than zero, the following reallocations will occur:

     - Excess Spread and Shared Excess Finance Charge Collections allocated to Series 2001-A not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such transfer date;

     - if such Excess Spread and Shared Excess Finance Charge Collections are insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount for the related monthly period will be used to fund the remaining Class B Required Amount; and

     - if such Reallocated Collateral Principal Collections with respect to the related monthly period, together with such Excess Spread and Shared Excess Finance Charge Collections, are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such transfer date and after any adjustments made thereto for the benefit of the Class A certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such monthly period).

     In the event that such a reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such monthly period over the amount of such reduction of the Collateral Interest Amount). Any such reduction will have the effect of slowing or reducing the return of principal and interest to the Class B certificateholders. In such case the Class B certificateholders will bear directly the credit and other risks associated with their interests in the trust. See "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

     Reductions of the Class A Investor Interest or Class B Investor Interest described above shall be reimbursed by, and the Class A Investor Interest or Class B Investor Interest increased to the extent of, Excess Spread and Shared Excess Finance Charge Collections available for such purposes on each transfer date. See "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement. When such reductions of the Class A Investor Interest and Class B Investor Interest have been fully reimbursed, reductions of the Collateral Interest Amount shall be reimbursed until reimbursed in full in a similar manner.

     "REALLOCATED CLASS B PRINCIPAL COLLECTIONS" for any monthly period means collections of principal receivables allocable to the Class B Investor Interest for such monthly period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related transfer date.

     "REALLOCATED COLLATERAL PRINCIPAL COLLECTIONS" for any monthly period means collections of principal receivables allocable to the Collateral Interest Amount for such monthly period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided that such amount will not exceed the Collateral Interest Amount after giving effect to any Collateral Charge-Offs for the related transfer date.

     "REALLOCATED PRINCIPAL COLLECTIONS" for any monthly period means the sum of
(a) the Reallocated Class B Principal Collections for such monthly period, if any, and (b) the Reallocated Collateral Principal Collections for such monthly period, if any.

APPLICATION OF COLLECTIONS

     PAYMENT OF INTEREST, FEES AND OTHER ITEMS

     The trustee, acting pursuant to the servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the finance charge account on each transfer date in the following priority:

          (a) an amount equal to the Class A Available Funds will be distributed in the following priority:

             (i) an amount equal to Class A Monthly Interest for such transfer date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be deposited into the distribution account for distribution to Class A certificateholders on such distribution date;

             (ii) an amount equal to the Class A Servicing Fee for such transfer date, plus the amount of any overdue Class A Servicing Fee, will be paid to the servicer;

             (iii) an amount equal to the Class A Investor Default Amount, if any, for such transfer date will be treated as a portion of Available Investor Principal Collections and deposited into the principal account on such transfer date; and

             (iv) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement.

          (b) an amount equal to the Class B Available Funds will be distributed in the following priority:

             (i) an amount equal to Class B Monthly Interest for such transfer date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be deposited into the distribution account for distribution to Class B certificateholders on such distribution date;

             (ii) an amount equal to the Class B Servicing Fee for such transfer date, plus the amount of any overdue Class B Servicing Fee, will be paid to the servicer; and

             (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement.

          (c) an amount equal to the Collateral Available Funds will be distributed in the following priority:

             (i) if any transferor or any affiliate of any transferor or an acceptable successor servicer is not the servicer, an amount equal to the Collateral Interest Servicing Fee for the related monthly period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the servicer; and

             (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement.

     "CLASS A MONTHLY INTEREST" for any distribution date will equal the product of:

          (a) the Class A certificate rate for the related interest period,

          (b) the actual number of days in such interest period divided by 360, and

          (c) the outstanding principal balance of the Class A certificates as of the related record date.

However, for the first distribution date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A certificates at the applicable Class A certificate rate for the period from and including the closing date through but excluding August 15, 2001.

     "CLASS B MONTHLY INTEREST" for any distribution date will equal the product of:

          (a) the Class B certificate rate for the related interest period,

          (b) the actual number of days in such interest period divided by 360, and

          (c) the outstanding principal balance of the Class B certificates as of the related record date.

However, for the first distribution date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B certificates at the applicable Class B certificate rate for the period from and including the closing date through but excluding August 15, 2001.

     "COLLATERAL AVAILABLE FUNDS" means, for any monthly period, an amount equal to the sum of (a) the Collateral Floating Allocation of collections of finance charge receivables allocated to the Investor Interest and deposited in the finance charge account with respect to such monthly period (excluding the portion of collections of finance charge receivables attributable to interchange that is allocable to Servicer Interchange) and (b) an amount equal to the product of (i) the Collateral Account Percentage and (ii) the net investment earnings, if any, in the principal funding account with respect to the related transfer date.

     "COLLATERAL ACCOUNT PERCENTAGE" means, for any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the principal funding account with respect to Collateral Monthly Principal and the denominator of which is the aggregate amount on deposit in the principal funding account, in each case, as of the last day of the preceding monthly period.

     "EXCESS SPREAD" means, for any transfer date, an amount equal to the sum of the amounts described in clause (a)(iv), clause (b)(iii) and clause (c)(ii) above.

     EXCESS SPREAD; SHARED EXCESS FINANCE CHARGE COLLECTIONS

     On each transfer date, the trustee, acting pursuant to the servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocated to Series 2001-A for the related monthly period, to make the following distributions in the following priority:

          (a) an amount equal to the Class A Required Amount, if any, for such transfer date will be used to fund the Class A Required Amount, and if the Class A Required Amount for such transfer date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocated to Series 2001-A, such Excess Spread and Shared Excess Finance Charge Collections allocated to Series 2001-A will be applied:

             (i) first, to pay amounts described in clause (a)(i) above under "-- Payment of Interest, Fees and Other Items,"

             (ii) second, to pay amounts described in clause (a)(ii) above under "-- Payment of Interest, Fees and Other Items" and

             (iii) third, to pay amounts described in clause (a)(iii) above under "-- Payment of Interest, Fees and Other Items;"

          (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be deposited into the principal account and treated as a portion of Available Investor Principal Collections for such transfer date as described under "-- Payments of Principal" below;

          (c) an amount equal to the Class B Required Amount, if any, for such transfer date will be used to fund the Class B Required Amount , and if the Class B Required Amount for such transfer date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocated to Series 2001-A, such Excess Spread and Shared Excess Finance Charge Collections allocated to Series 2001-A will be applied:

             (i) first, to pay amounts described in clause (b)(i) above under "-- Payment of Interest, Fees and Other Items,"

             (ii) second, to pay amounts described in clause (b)(ii) above under "-- Payment of Interest, Fees and Other Items" and

             (iii) third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the principal account and treated as a portion of Available Investor Principal Collections for such transfer date as described under "-- Payments of Principal" below;

          (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced for reasons other than the payment of principal to the Class B certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the principal account and treated as a portion of Available Investor Principal Collections for such transfer date as described under "-- Payments of Principal" below;

          (e) an amount equal to Collateral Minimum Monthly Interest for such transfer date, plus the amount of any Collateral Minimum Monthly Interest previously due but not distributed to the Collateral Interest holder on a prior transfer date, will be distributed to the Collateral Interest holder in accordance with the agreement between Bank of America and the Collateral Interest holder relating to the transfer of the Collateral Interest to the Collateral Interest holder called the "TRANSFER AND ADMINISTRATION AGREEMENT";

          (f) if any transferor or an affiliate of any transferor or an acceptable successor servicer is the servicer, an amount equal to the Collateral Interest Servicing Fee for the related monthly period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the servicer;

          (g) an amount equal to the aggregate Collateral Default Amount, if any, for such transfer date will be deposited into the principal account and treated as a portion of Available Investor Principal Collections for such transfer date as described under "-- Payments of Principal" below;

          (h) an amount equal to the aggregate amount by which the Collateral Interest Amount has been reduced for reasons other than the payment of principal to the Collateral Interest holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the principal account and treated as a portion of Available Investor Principal Collections for such transfer date as described under "-- Payments of Principal" below;

          (i) on each transfer date from and after the funding of the reserve account, but prior to the date on which the reserve account terminates as described under "-- Reserve Account" in this prospectus supplement, an amount up to the excess, if any, of the Required Reserve Account Amount over the amount available to be withdrawn from the reserve account will be deposited into the reserve account;

          (j) an amount equal to the aggregate of any other amounts then due to the Collateral Interest holder out of collections of Excess Spread and Shared Excess Finance Charge Collections shall be paid to the Collateral Interest holder on such transfer date for application in accordance with the transfer and administration agreement;

          (k) the amount required for Shared Excess Finance Charge Collections, if any, will constitute a portion of Shared Excess Finance Charge Collections for the related distribution date and will be available for allocation in the following order of priority: (1) first, to other series in Shared Excess Finance Charge Collections Group One and then, (2) to series in other Shared Excess Finance Charge Collections Groups; and

          (l) the balance, if any, will be paid to the Collateral Interest holder on such transfer date in accordance with the transfer and administration agreement.

     "COLLATERAL MINIMUM MONTHLY INTEREST" for any distribution date will equal the product of:

          (a) an amount equal to LIBOR plus 0.95% per annum, or such lesser amount as may be designated in the transfer and administration agreement (the "COLLATERAL MINIMUM RATE");

          (b) the actual number of days in the related interest period divided by 360; and

          (c) the Collateral Interest Initial Amount less the aggregate amount distributed to the Collateral Interest holder in respect of Collateral Monthly Principal for all prior transfer dates (or, with respect to the first transfer date, the Collateral Interest Initial Amount).

However, for the first transfer date, Collateral Minimum Monthly Interest will include accrued interest at the applicable Collateral Minimum Rate for the period from and including the closing date through but excluding August 15, 2001.

     PAYMENTS OF PRINCIPAL

     On each transfer date, the trustee, acting pursuant to the servicer's instructions, will distribute Available Investor Principal Collections on deposit in the principal account in the following priority:

          (a) during the Revolving Period, all such Available Investor Principal Collections will be treated as Shared Excess Principal Collections and applied as described under "-- Shared Excess Principal Collections" in this prospectus supplement and "Description of the Certificates -- Shared Excess Principal Collections" in the accompanying prospectus;

          (b) during the Controlled Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

             (i) an amount equal to Class A Monthly Principal will be deposited in the principal funding account (during the Controlled Accumulation Period) or deposited into the distribution account for distribution to the Class A certificateholders (during the Rapid Amortization Period);

             (ii) an amount equal to Class B Monthly Principal will be:

                (x) after an amount equal to the Class A Investor Interest has been deposited in the principal funding account (taking into account deposits to be made on such transfer date), deposited in the principal funding account (during the Controlled Accumulation Period); or

                (y) after the Class A Investor Interest has been paid in full (taking into account payments to be made on the related distribution date), distributed on the related distribution date to the Class B certificateholders (during the Rapid Amortization Period); and

             (iii) an amount equal to Collateral Monthly Principal will be:

                (x) after an amount equal to the sum of the Class A Investor Interest and the Class B Investor Interest has been deposited in the principal funding account (taking into account deposits to be made on such transfer date), deposited in the principal funding account (during the Controlled Accumulation Period); or

                (y) after the Class A Investor Interest and the Class B Investor Interest have been paid in full (taking into account distributions to be made on the related distribution date), distributed on such transfer date to the Collateral Interest holder (during the Rapid Amortization Period); and

          (c) during the Controlled Accumulation Period and the Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to (b) above, if any, will be treated as Shared Excess Principal Collections and applied as described under "-- Shared Excess Principal Collections" in this prospectus supplement and "Description of the Certificates -- Shared Excess Principal Collections" in the accompanying prospectus.

     The final payment of principal and interest on the certificates will be made no later than June 16, 2008, or, if that date is not a business day, the next business day (such date, the "SERIES 2001-A TERMINATION DATE").

     "CLASS A MONTHLY PRINCIPAL" for any transfer date relating to (a) the Controlled Accumulation Period or (b) the Rapid Amortization Period will equal the least of:

          (i) the Available Investor Principal Collections on deposit in the principal account for such transfer date;

          (ii) for each transfer date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such transfer date; and

          (iii) the Class A Adjusted Investor Interest prior to any deposits on such transfer date.

     "CLASS B MONTHLY PRINCIPAL" for any transfer date relating to (a) the Controlled Accumulation Period, beginning with the transfer date on which an amount equal to the Class A Investor Interest has been deposited in the principal funding account (after taking into account deposits to be made on such transfer date), or (b) with respect to any transfer date relating to the Rapid Amortization Period, beginning with the transfer date immediately preceding the distribution date on which the Class A certificates will be paid in full (after taking into account payments to be made on the related distribution date), will equal the least of:

          (i) the Available Investor Principal Collections on deposit in the principal account with respect to such transfer date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such transfer date);

          (ii) for each transfer date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such transfer date (minus the Class A Monthly Principal for such transfer date); and

          (iii) the Class B Adjusted Investor Interest prior to any deposits on such transfer date.

     "COLLATERAL MONTHLY PRINCIPAL" for any transfer date relating to (a) the Controlled Accumulation Period, beginning with the transfer date on which an amount equal to the sum of (i) the Class A Investor Interest and (ii) the Class B Investor Interest has been deposited in the principal funding account (after taking into account deposits to be made on such transfer date), or (b) with respect to any transfer date relating to the Rapid Amortization Period, beginning with the transfer date immediately preceding the distribution date on which the Class B certificates will be paid in full (after taking into account payments to be made on the related distribution date), will equal the least of:

          (i) the Available Investor Principal Collections on deposit in the principal account with respect to such transfer date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such transfer date);

          (ii) for each transfer date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such transfer date (minus the sum of the Class A Monthly Principal and the Class B Monthly Principal for such transfer date); and

          (iii) the Collateral Interest Adjusted Amount prior to any deposits on such transfer date.

     "CONTROLLED DEPOSIT AMOUNT" means for any transfer date during the Controlled Accumulation Period, the sum of the applicable Controlled Accumulation Amount and the applicable Accumulation Shortfall.

     "CONTROLLED ACCUMULATION AMOUNT" means for any transfer date during the Controlled Accumulation Period, $66,666,667. However, if the commencement of the Controlled Accumulation Period is delayed as described above under "-- Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each transfer date with respect to the Controlled Accumulation Period and will be determined by the servicer in accordance with the agreement based on the principal payment rates for the accounts of the trust and on the investor interests of other series (other than certain excluded series, if any) which are scheduled to be in their revolving periods and then scheduled to create Shared Excess Principal Collections during the Controlled Accumulation Period.

     "ACCUMULATION SHORTFALL" means:

          (a) on the first transfer date during the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such transfer date over the amount deposited into the principal funding account on such transfer date; and

          (b) on each subsequent transfer date during the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such subsequent transfer date plus any Accumulation Shortfall for the prior transfer date over the amount deposited into the principal funding account on such subsequent transfer date.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     The Series 2001-A certificates will be the eleventh series issued by the trust, outstanding as of the closing date, included in a group of series called "SHARED EXCESS FINANCE CHARGE COLLECTIONS GROUP ONE." In the future, the transferor may, but will not be required to, designate other series that are issued by the trust to be included in Shared Excess Finance Charge Collections Group One or other such groups although there can be no assurance that any other series will be issued by the trust or, if issued, will be designated by the transferor to be included in Shared Excess Finance Charge Collections Group One or another such group.

     Collections of finance charge receivables for any monthly period allocated to the Investor Interest will first be used to cover all amounts described under "-- Application of Collections -- Payment of Interest, Fees and Other Items" and "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement.

     The servicer will then determine (i) the amount of collections of finance charge receivables for any monthly period allocated to the Investor Interest remaining after covering required payments to the certificateholders and the Collateral Interest holder, (ii) any similar amount remaining for any other series in Shared Excess Finance Charge Collections Group One or (iii) any similar amount remaining for any other series in another such shared excess finance charge collections group (such amounts described in clause (iii) are called "INTERGROUP EXCESS FINANCE CHARGE COLLECTIONS") that are available to be applied to Shared Excess Finance Charge Collections Group One (the sum of the amounts referred to in clauses (i) through (iii) are called "SHARED EXCESS FINANCE CHARGE COLLECTIONS").

     The servicer will allocate the Shared Excess Finance Charge Collections to cover any required distributions to certificateholders for any series in Shared Excess Finance Charge Collections Group One which have not been covered out of the collections of finance charge receivables allocable to such series and then, to cover any required distributions to certificateholders for any series in another shared excess finance charge collections group, if any, entitled thereto which have not been covered out of the collections of finance charge receivables allocable to such series or other series in such group. If these finance charge shortfalls exceed Shared Excess Finance Charge Collections for any monthly period, Shared Excess Finance Charge Collections will be allocated pro rata among the applicable series in Shared Excess Finance Charge Collections Group One based on the relative amounts of finance charge shortfalls. The servicer will allocate any Intergroup Excess Finance Charge Collections to cover finance charge shortfalls. If these finance charge shortfalls exceed Intergroup Excess Finance Charge Collections for any monthly period, Intergroup Excess Finance Charge Collections will be allocated pro rata among the series in the applicable shared excess finance charge collections groups based on the relative amount of finance charge shortfalls. To the extent that Shared Excess Finance Charge Collections exceed finance charge shortfalls, the balance will be paid to the holder of the Collateral Interest.

SHARED EXCESS PRINCIPAL COLLECTIONS

     The Series 2001-A certificates will be the eleventh series issued by the trust, outstanding as of the closing date, included in the Shared Excess Principal Collections Group. In the future, the transferor may, but will not be required to, designate other series that are issued by the trust to be included in the Shared Excess Principal Collections Group although there can be no assurance that any other series will be issued by the trust or, if issued, will be designated by the transferor to be included in the Shared Excess Principal Collections Group.

     Collections of principal receivables for any monthly period allocated to the Investor Interest will first be used to cover:

          (a) during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the principal funding account or the distribution account; and

          (b) during the Rapid Amortization Period, payments to the certificateholders and the Collateral Interest holder.

     The servicer will determine the amount of collections of principal receivables for any monthly period allocated to the Investor Interest remaining after covering required payments to the certificateholders and the

Collateral Interest holder and any similar amount remaining for any other series in the Shared Excess Principal Collections Group, called "SHARED EXCESS PRINCIPAL COLLECTIONS." The servicer will allocate the Shared Excess Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any series in the Shared Excess Principal Collections Group which have not been covered out of the collections of principal receivables allocable to such series and certain other amounts for such series. If these principal shortfalls exceed Shared Excess Principal Collections for any monthly period, Shared Excess Principal Collections will be allocated pro rata among the applicable series in the Shared Excess Principal Collections Group based on the relative amounts of principal shortfalls. To the extent that Shared Excess Principal Collections exceed principal shortfalls, the balance will, subject to certain limitations, be paid to the holder of the Transferor Certificate.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

     On or before each transfer date, the servicer will calculate the Aggregate Investor Default Amount for the preceding monthly period. The term "AGGREGATE INVESTOR DEFAULT AMOUNT" means, for any monthly period, the sum of the Investor Default Amounts for such monthly period. The term "INVESTOR DEFAULT AMOUNT" means, for any defaulted account, the product of:

          (a) the Floating Investor Percentage on the day the applicable account became a defaulted account; and

          (b) the "DEFAULT AMOUNT," which is the aggregate amount of principal receivables (other than ineligible receivables) in such account on the day such account became a defaulted account.

     A portion of the Aggregate Investor Default Amount will be allocated to the Class A certificateholders on each transfer date. This allocable amount is called the "CLASS A INVESTOR DEFAULT AMOUNT," and is equal to the product of the Class A Floating Allocation applicable during the related monthly period and the Aggregate Investor Default Amount for such monthly period.

     A portion of the Aggregate Investor Default Amount will be allocated to the Class B certificateholders on each transfer date. This allocable amount is called the "CLASS B INVESTOR DEFAULT AMOUNT," and is equal to the product of the Class B Floating Allocation applicable during the related monthly period and the Aggregate Investor Default Amount for such monthly period.

     A portion of the Aggregate Investor Default Amount will be allocated to the Collateral Interest holder on each transfer date. This allocable amount is called the "COLLATERAL DEFAULT AMOUNT," and is equal to the product of the Collateral Floating Allocation applicable during the related monthly period and the Aggregate Investor Default Amount for such monthly period.

     CLASS A INVESTOR DEFAULT AMOUNT

     On each transfer date, if the Class A Investor Default Amount for such transfer date exceeds the amount of Class A Available Funds, Excess Spread, Shared Excess Finance Charge Collections and Reallocated Principal Collections available to fund such amount with respect to the monthly period immediately preceding such transfer date as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement, the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such transfer date) will be reduced by the amount of such excess, but not by more than the lesser of the Class A Investor Default Amount and the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such transfer date) for such transfer date.

     In the event that such reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such transfer date for which the Collateral Interest Amount is not reduced) will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero.

     In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not by more than the Class A Investor Default Amount for such transfer date. This reduction in the Class A Investor Interest is called a "CLASS A INVESTOR CHARGE-OFF."

     If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any transfer date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available for such purpose as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement.

     CLASS B INVESTOR DEFAULT AMOUNT

     On each transfer date, if the Class B Investor Default Amount for such transfer date exceeds the amount of Excess Spread, Shared Excess Finance Charge Collections and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the monthly period preceding such transfer date as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement, the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such transfer date and after giving effect to any adjustments with respect thereto as described in "Class A Investor Default Amount" above) will be reduced by the amount of such excess. Such reduction, however will not be more than the lesser of the Class B Investor Default Amount and the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such transfer date and after giving effect to any adjustments with respect thereto as described in "-- Class A Investor Default Amount" above) for such transfer date.

     In the event that such reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero, but not by more than the Class B Investor Default Amount for such transfer date. This reduction in the Class B Investor Interest is called a "CLASS B INVESTOR CHARGE-OFF."

     The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Collateral Principal Collections on such transfer date) and the amount of any portion of the Class B Investor Interest allocated to the Class A certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B certificates) on any transfer date by the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available for that purpose as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement.

     COLLATERAL DEFAULT AMOUNT

     On each transfer date, if the Collateral Default Amount for such transfer date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections which is allocated and available to fund such amount as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement, the Collateral Interest Amount will be reduced by the amount of such excess, but not by more than the lesser of the Collateral Default Amount and the Collateral Interest Amount for such transfer date. This reduction in the Collateral Interest Amount is called a "COLLATERAL CHARGE-OFF."

     The Collateral Interest Amount will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest Amount allocated to the Class A certificates to avoid a reduction in the Class A Investor Interest or to the Class B certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest Amount will thereafter be reimbursed on any transfer date by the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available for that purpose as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement.

PRINCIPAL FUNDING ACCOUNT

     The trustee will establish and maintain with a Qualified Institution the principal funding account as a segregated trust account held for the benefit of the certificateholders and the Collateral Interest holder. During the Controlled Accumulation Period, the trustee at the direction of the servicer will transfer collections in respect of principal receivables (other than Reallocated Principal Collections) and Shared Excess Principal Collections from other series, if any, allocated to the Series 2001-A certificates from the principal account to the principal funding account as described under "-- Application of Collections" in this prospectus supplement.

     Funds on deposit in the principal funding account will be invested by the trustee at the direction of the servicer in Permitted Investments evidencing obligations of Bank of America Corporation or one of its affiliates (provided that if no such obligations qualify as Permitted Investments, such funds will nevertheless be invested in Permitted Investments). Investment earnings (net of investment losses and expenses) on funds on deposit in the principal funding account will be deposited in the finance charge account and included in Class A Available Funds, Class B Available Funds and Collateral Available Funds. If, for any transfer date, these amounts are less than the Covered Amount, the amount of such deficiency shall be withdrawn, to the extent required and available, from the reserve account and deposited in the finance charge account and included as Class A Available Funds or Class B Available Funds or distributed to the Collateral Interest holder for such transfer date. See "-- Reserve Account" in this prospectus supplement.

     "COVERED AMOUNT" means, with respect to any transfer date, the sum of:

          (a) with respect to the Class A certificates, the product of:

             (i) the Class A certificate rate for the related interest period;

             (ii) a fraction, the numerator of which is the actual number of days in the related interest period, and the denominator of which is 360; and

             (iii) the aggregate amount on deposit in the principal funding account with respect to Class A Monthly Principal as of the record date immediately preceding such transfer date;

          (b) with respect to the Class B certificates, the product of:

             (i) the Class B certificate rate for the related interest period;

             (ii) a fraction, the numerator of which is the actual number of days in the related interest period, and the denominator of which is 360; and

             (iii) the aggregate amount on deposit in the principal funding account with respect to Class B Monthly Principal as of the record date immediately preceding such transfer date; and

          (c) with respect to the Collateral Interest, the product of:

             (i) the Collateral Minimum Rate for the related interest period;

             (ii) a fraction, the numerator of which is the actual number of days in the related interest period, and the denominator of which is 360; and

             (iii) the aggregate amount on deposit in the principal funding account with respect to Collateral Monthly Principal as of the record date immediately preceding such transfer date.

RESERVE ACCOUNT

     The trustee will establish and maintain with a Qualified Institution the reserve account as a segregated trust account held for the benefit of the certificateholders and the Collateral Interest holder. The reserve account is established to assist with the subsequent distribution of interest on the certificates during the Controlled Accumulation Period. On each transfer date from and after the transfer date on which funding of the reserve account begins, but prior to the termination of the reserve account, the trustee, acting pursuant to the servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocated to the certificates (to the extent described above under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement) to increase the amount on deposit in the reserve account (to the extent such amount is less than the Required Reserve Account Amount). The reserve account will begin to be funded no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as required by the agreement.

     The "REQUIRED RESERVE ACCOUNT AMOUNT" for any transfer date will be equal to (a) 0.5% of the outstanding principal balance of the Class A certificates, the Class B certificates and the Collateral Interest or (b) any other amount designated by the transferor, except that if such designation is of a lesser amount, the transferor will provide the servicer, the Collateral Interest holder and the trustee with evidence that the Rating Agency Condition has been satisfied, and the transferor will deliver to the trustee a certificate of an authorized officer of the transferor to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 2001-A.

     On each transfer date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on such transfer date, the trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the Required Reserve Account Amount and will distribute such excess to the Collateral Interest holder. Any amounts withdrawn from the reserve account and distributed to the Collateral Interest holder will not be available for distribution to the certificateholders.

     So long as the reserve account is not terminated as described below, funds on deposit in the reserve account will be invested by the trustee at the direction of the servicer in Permitted Investments evidencing obligations of Bank of America Corporation or one of its affiliates (provided that if no such obligations qualify as Permitted Investments, such funds will nevertheless be invested in Permitted Investments). The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the reserve account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the finance charge account and treated as Class A Available Funds.

     On or before each transfer date for the Controlled Accumulation Period and on or before the first transfer date for the Rapid Amortization Period, a withdrawal will be made from the reserve account, and the amount of such withdrawal will be deposited in the finance charge account and included as Class A Available Funds or Class B Available Funds or distributed to the Collateral Interest holder, as provided in the Series 2001-A supplement. However, the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on such transfer date.

     The reserve account will be terminated upon the earliest to occur of:

          (a) the termination of the trust pursuant to the agreement; and

          (b) if the Controlled Accumulation Period has not commenced, the first transfer date for the Rapid Amortization Period or, if the Controlled Accumulation Period has commenced, the earlier to occur of (i) the first transfer date with respect to the Rapid Amortization Period and (ii) the transfer date immediately preceding the scheduled payment date.

     Upon the termination of the reserve account, all amounts on deposit therein (after giving effect to any withdrawal from the reserve account on such date as described above) will be distributed to the Collateral Interest holder. Any amounts withdrawn from the reserve account and distributed to the Collateral Interest holder will not be available for distribution to the certificateholders.

PAY OUT EVENTS

     The Revolving Period will continue through April 30, 2005 (unless such date is postponed as described under "-- Postponement of Controlled Accumulation Period" in this prospectus supplement), unless a Pay Out Event occurs prior to such date. A "PAY OUT EVENT" refers to any of the following events:

          (a) failure on the part of any of the transferors:

             (i) to make any payment or deposit on the date required under the agreement (or within the applicable grace period which shall not exceed five days); or

             (ii) to observe or perform in any material respect any other covenants or agreements of such transferor set forth in the agreement, which failure has a material adverse effect on the certificateholders (which determination shall be made without reference to the amount of the Collateral Interest) and which continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the certificateholders (which determination shall be made without regard to the amount of the Collateral Interest) for such period;

          (b) any representation or warranty made by any of the transferors in the agreement, or any information required to be given by such transferor to the trustee to identify the accounts proves to have been incorrect in any material respect when made or when delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the certificateholders are materially and adversely affected (which determination shall be made without reference to the amount of the Collateral Interest) and continue to be materially and adversely affected for such period; except that a Pay Out Event described in this subparagraph (b) will not occur thereunder if a transferor has accepted reassignment of the related receivable or all such receivables, if applicable, during such period in accordance with the provisions of the Agreement;

          (c) the average of the Portfolio Yields for any three consecutive monthly periods is less than the average of the Base Rates for such period;

          (d) a failure by the transferors to convey receivables arising under additional accounts, or participations, to the trust when required by the agreement;

          (e) any servicer default occurs which would have a material adverse effect on the certificateholders;

          (f) the investor interest is not paid in full on the scheduled payment date;

          (g) certain insolvency, receivership, bankruptcy or similar events relating to any transferor or other holder of the Transferor Certificate;

          (h) any transferor becomes unable for any reason to transfer receivables to the trust in accordance with the provisions of the Agreement; or

          (i) the trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     The term "BASE RATE" means, with respect to any monthly period, the annualized percentage equivalent of a fraction:

     - the numerator of which is the sum of Class A Monthly Interest, Class B Monthly Interest and Collateral Minimum Monthly Interest, each for the related interest period, and the product of the Net Servicing Fee Rate and the adjusted Investor Interest, each for such monthly period; and

     - the denominator of which is the Investor Interest as of the close of business on the last day of such monthly period.

     The term "PORTFOLIO YIELD" means, with respect to any monthly period, the annualized percentage equivalent of a fraction:

     - the numerator of which is the sum of (a) collections of finance charge receivables, principal funding investment proceeds and amounts withdrawn from the reserve account, if any, and in each case deposited into the finance charge account and allocable to the Class A certificates, the Class B certificates and the Collateral Interest for such monthly period and (b) if the Rating Agency Condition is satisfied, Shared Excess Finance Charge Collections, if any, allocable to Series 2001-A for such monthly period; and

     - the denominator of which is the Investor Interest as of the close of business on the last day of such monthly period.

     In the case of any event described in clause (a), (b) or (e) above, a Pay Out Event will occur only if, after any applicable grace period, either the trustee or the certificateholders and the Collateral Interest holder evidencing interests aggregating not less than 50% of the Investor Interest, by written notice to the transferor and the servicer (and to the trustee if given by the certificateholders) declare that a Pay Out Event has occurred as of the date of such notice.

     In the case of any event described in clause (g), (h) or (i), a Pay Out Event with respect to all series then outstanding, and in the case of any event described in clause (c), (d) or (f), a Pay Out Event with respect to only the certificates of Series 2001-A will occur without any notice or other action on the part of the trustee or the certificateholders immediately upon the occurrence of such event.

     On the date on which a Pay Out Event occurs, the Rapid Amortization Period will commence.

     See "Description of the Certificates -- Pay Out Events" in the accompanying Prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the transferor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the servicing fee allocable to the Investor Interest for any transfer date, called the "INVESTOR SERVICING FEE," will equal one-twelfth of the product of (a) 2.0% and (b) the Adjusted Investor Interest as of the last day of the monthly period preceding such transfer date, except that for the first transfer date, the Investor Servicing Fee will be equal to $2,444,444. On each transfer date, if any of the transferors, an affiliate of any of the transferors, U.S. Bank National Association or another successor servicer meeting the requirements described in the Series 2001-A supplement (called an "ACCEPTABLE SUCCESSOR SERVICER") is the servicer, Servicer Interchange for the related monthly period that is on deposit in the finance charge account will be withdrawn from the finance charge account and paid to the servicer in payment of a portion of the Investor Servicing Fee for such monthly period.

     The "SERVICER INTERCHANGE" for any monthly period for which any of the transferors, an affiliate of any of the transferors or an acceptable successor servicer is the servicer will be an amount equal to the portion of collections of finance charge receivables allocated to the Investor Interest for such monthly period that is attributable to interchange. However, Servicer Interchange for a monthly period will not exceed one-twelfth of the product of
(i) the Adjusted Investor Interest, as of the last day of such monthly period and (ii) 1.25%; except that for the first transfer date, the Servicer Interchange may equal but shall not exceed $1,527,778. In the case of any insufficiency of Servicer Interchange on deposit in the finance charge account, a portion of the Investor Servicing Fee with respect to such monthly period will not be paid to the extent of such insufficiency and in no event shall the trust, the trustee, the certificateholders or the Collateral Interest holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

     The "CLASS A SERVICING FEE" is the share of the Investor Servicing Fee allocable to the Class A certificateholders for any transfer date and is equal to one-twelfth of the product of (a) the Class A Floating Allocation, (b) 0.75%, or if any of the transferors, an affiliate of any of the transferors or an acceptable successor servicer is not the servicer, 2.0% (the "NET SERVICING FEE RATE") and (c) the Adjusted Investor Interest as of the last day of the monthly period preceding such transfer date; except that for the first transfer date the Class A Servicing Fee will be equal to $797,500.

     The "CLASS B SERVICING FEE" is the share of the Investor Servicing Fee allocable to the Class B certificateholders for any transfer date and is equal to one-twelfth of the product of (a) the Class B Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the monthly period preceding such transfer date; except that for the first transfer date the Class B Servicing Fee will be equal to $45,833.

     The "COLLATERAL INTEREST SERVICING FEE" is the share of the Investor Servicing Fee allocable to the Collateral Interest holder for any transfer date and is equal to one-twelfth of the product of (a) the Collateral Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the monthly period preceding such transfer date; except that for the first transfer date the Collateral Interest Servicing Fee will be equal to $73,333.

     The remainder of the servicing fee will be paid by the holder of the Transferor Certificate or by other series (as provided in the related series supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid. The Class A Servicing Fee and the Class B Servicing Fee will be payable to the servicer solely to the extent amounts are available for distribution in respect thereof as described under "-- Application of Collections -- Payment of Interest, Fees and Other Items" in this prospectus supplement.

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the trustee and independent certified public accountants and other fees which are not expressly stated in the agreement to be payable by the trust, the certificateholders or the Collateral Interest holder other than any tax imposed on or measured by income, including United States federal, state and local income and franchise taxes, if any, of the trust or the certificateholders.

PAIRED SERIES

     The transferor may cause the trust to issue another series as a Paired Series with respect to Series 2001-A. Although no assurance can be given as to whether such other series will be issued and, if issued, the specific terms thereof, the outstanding principal amount of such series may vary from time to time whether or not a Pay Out Event occurs with respect to Series 2001-A, and the interest rate with respect to certificates of such other series will be established on the date of issuance of such series and may be reset periodically. Further, the pay out events with respect to such other series may vary from the Pay Out Events with respect to the Series 2001-A and may include pay out events which are unrelated to the status of the transferor, the servicer or the receivables, such as events related to the continued availability and rating of certain providers of credit enhancement to such other series. If a pay out event does occur with respect to any such Paired Series prior to the payment in full of the certificates, the final payment of principal to the certificateholders may be delayed. In particular, the numerator of the Fixed Allocation Percentage may be changed upon the occurrence of a pay out event with respect to a Paired Series resulting in a possible reduction of the percentage of collections of principal receivables allocated to the certificateholders and a possible delay in payments to such certificateholders. See "-- Allocation Percentages" in this prospectus supplement and "Description of the Certificates -- Paired Series" in the accompanying prospectus.

AMENDMENTS

     In addition to being subject to amendment as described in "Description of the Certificates -- Amendments" in the accompanying prospectus, the Series 2001-A supplement may be amended by the transferor without the consent of the servicer, the trustee or any certificateholder if the transferor provides the trustee with (a) an opinion of counsel to the effect that such amendment or modification would reduce the risk that the trust would be treated as taxable as a publicly traded partnership pursuant to section 7704 of the Internal Revenue Code of 1986, as amended and (b) a certificate that such amendment or modification would not materially and adversely affect any certificateholder; except that no such amendment shall be deemed effective without the trustee's consent, if the trustee's rights, duties and obligations under the Series 2001-A supplement are thereby modified. Promptly after the effectiveness of any such amendment, the transferor shall deliver a copy of such amendment to each of the servicer, the trustee and each rating agency described in the Series 2001-A supplement.

                              ERISA CONSIDERATIONS

GENERAL

     Subject to the considerations described below and in the accompanying prospectus, the Class A certificates may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan (each, a "PLAN") that is subject to the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended. Any plan fiduciary that proposes to cause a plan to acquire any of the Class A certificates should consult with its counsel with respect to the potential consequences under ERISA and the Internal Revenue Code of the plan's acquisition and ownership of such Class A certificates. See "ERISA Considerations" in the accompanying prospectus.

     The Class B certificates may not be acquired or held by any plan, other than an insurance company investing assets of its general account. By its acceptance of a Class B certificate, each Class B certificateholder will be deemed to have represented and warranted that either (i) it is not and will not be a plan or an entity holding "plan assets" of any plan or (ii) it is an insurance company, it acquired and will hold the Class B certificates solely with assets of its general account, and such acquisition and holding satisfies the conditions applicable under sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60.

THE AUTHORIZATION

     On March 26, 1999, the Department of Labor authorized Bank of America to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code available under PTCE 96-62 relating to (1) the initial purchase, the holding and the subsequent resale by plans of classes of senior certificates representing an undivided interest in a credit card trust with respect to which Bank of America is the sponsor; and (2) the servicing, operation and management of such trust, provided that the general conditions and certain other conditions set forth in the authorization are satisfied. The authorization will apply to the acquisition, holding and resale of the Class A certificates by, on behalf of, or with "plan assets" of a plan, provided that certain conditions, including the conditions described in "ERISA Considerations" in the accompanying prospectus are met.

     The transferor believes that the Authorization will apply to the acquisition and holding of the Class A certificates by plans and that all conditions of the Authorization (including those described under "ERISA Considerations" in the accompanying prospectus), other than those within the control of the investors, will be met. It is not anticipated that the Class A certificates or the Class B certificates will qualify as "publicly-offered securities" (as defined under "ERISA Considerations" in the accompanying prospectus).

     Any plan fiduciary considering whether to purchase any Class A certificates on behalf of, or with "plan assets" of, a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code to such investment. Among other things, before purchasing any Class A certificates, a plan fiduciary should make its own determination as to the availability of the relief provided in the authorization and also consider the availability of any other prohibited transaction exemptions.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement as supplemented by a terms agreement relating to the Class A certificates between the transferor and the Class A underwriters named below, and the underwriting agreement as supplemented by a terms agreement relating to the Class B certificates between the transferor and the Class B underwriters named below, the transferor has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the certificates set forth opposite its name:

                                                              PRINCIPAL AMOUNT OF
CLASS A UNDERWRITERS                                          CLASS A CERTIFICATES
--------------------                                          --------------------
Banc of America Securities LLC..............................      $592,000,000
J.P. Morgan Securities Inc..................................      $ 52,000,000
Salomon Smith Barney Inc....................................      $ 52,000,000
                                                                  ------------
          Total.............................................      $696,000,000
                                                                  ============

                                                              PRINCIPAL AMOUNT OF
CLASS B UNDERWRITERS                                          CLASS B CERTIFICATES
--------------------                                          --------------------
Banc of America Securities LLC..............................      $26,000,000
J.P. Morgan Securities Inc..................................        7,000,000
Salomon Smith Barney Inc....................................        7,000,000
                                                                  -----------
          Total.............................................      $40,000,000
                                                                  ===========

     In the Class A underwriting agreement, the Class A underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A certificates offered hereby if any of the Class A certificates are purchased. In the Class B underwriting agreement, the Class B underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B certificates offered hereby if any of the Class B certificates are purchased.

     The Class A underwriters propose initially to offer the Class A certificates to the public at 100% of their face amount and to certain dealers at such price less concessions not in excess of 0.15% of the principal amount of the Class A certificates. The Class A underwriters may allow, and such dealers may reallow, concessions not in excess of 0.10% of the principal amount of the Class A certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

     The Class B underwriters propose initially to offer the Class B certificates to the public at 100% of their face amount and to certain dealers at such price less concessions not in excess of 0.20% of the principal amount of the Class B certificates. The Class B underwriters may allow, and such dealers may reallow, concessions not in excess of 0.15% of the principal amount of the Class B certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriters.

     We will receive proceeds of approximately $694,260,000 from the sale of the Class A certificates (representing 99.75% of the principal amount each Class A certificate) after paying the underwriting discount of $1,740,000 (representing 0.25% of each Class A certificate). We will receive proceeds of approximately $39,880,000 from the sale of the Class B certificates (representing 99.70% of each Class B certificate) after paying the underwriting discount of $120,000 (representing 0.30% of each Class B certificate). Additional offering expenses are estimated to be $750,000.

     Each underwriter will represent and agree that:

          (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom;

          (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the certificates to a person who is of a kind described in

     Article 11(3) of the Financial Services Act 1986 (Investment
     Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

          (c) if it is an authorized person under Chapter III of Part 1 of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement and the prospectus if that person is a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

          (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

     The transferor will indemnify the underwriters against liabilities relating to the adequacy of disclosure to investors, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the certificates in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the certificates to be higher than they would otherwise be in the absence of such transactions. Neither the transferor nor any of the underwriters represent that the underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

     This prospectus supplement and the accompanying prospectus may be used by Banc of America Securities LLC, an affiliate of the transferor and servicer, in connection with offers and sales related to secondary market transactions in the certificates. Banc of America Securities LLC may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, the transferor, the servicer, or Bank of America Corporation, their respective affiliates and the trustee, in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the certificates will be passed upon for the transferor by Andrea B. Goldenberg, Assistant General Counsel for Bank of America, National Association, and by special counsel, Orrick, Herrington & Sutcliffe LLP, and by special Arizona counsel, Snell & Wilmer L.L.P. Certain legal matters relating to the federal tax consequences of the issuance of the certificates will be passed upon for the transferor by special counsel, Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the issuance of the certificates will be passed upon for the underwriters by special counsel, Orrick, Herrington & Sutcliffe LLP.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

TERM                                    PAGE
----                                    ----
acceptable successor servicer.........  S-45
Accumulation Period Length............  S-27
Accumulation Shortfall................  S-38
Adjusted Investor Interest............  S-31
Aggregate Investor Default Amount.....  S-40
Available Investor Principal
  Collections.........................  S-26
Base Rate.............................  S-44
business day..........................  S-23
Class A Account Percentage............  S-25
Class A Additional Interest...........  S-24
Class A Adjusted Investor Interest....  S-31
Class A Available Funds...............  S-24
Class A Fixed Allocation..............  S-29
Class A Floating Allocation...........  S-28
Class A Investor Charge-Off...........  S-41
Class A Investor Default Amount.......  S-40
Class A Investor Interest.............  S-30
Class A Monthly Interest..............  S-34
Class A Monthly Principal.............  S-37
Class A Required Amount...............  S-31
Class A Servicing Fee.................  S-45
Class B Account Percentage............  S-25
Class B Additional Interest...........  S-24
Class B Adjusted Investor Interest....  S-31
Class B Available Funds...............  S-25
Class B Fixed Allocation..............  S-30
Class B Floating Allocation...........  S-28
Class B Investor Charge-Off...........  S-41
Class B Investor Default Amount.......  S-40
Class B Investor Interest.............  S-30
Class B Monthly Interest..............  S-35
Class B Monthly Principal.............  S-38
Class B Required Amount...............  S-32
Class B Servicing Fee.................  S-46
Collateral Account Percentage.........  S-35
Collateral Available Funds............  S-35
Collateral Charge-Off.................  S-41
Collateral Default Amount.............  S-40
Collateral Fixed Allocation...........  S-30
Collateral Floating Allocation........  S-28
Collateral Interest Adjusted Amount...  S-31
Collateral Interest Amount............  S-31
Collateral Interest Initial Amount....  S-31
Collateral Interest Servicing Fee.....  S-46
Collateral Minimum Monthly Interest...  S-36
Collateral Minimum Rate...............  S-36

TERM                                    PAGE
----                                    ----
Collateral Monthly Principal..........  S-38
Controlled Accumulation Amount........  S-38
Controlled Accumulation Period........  S-21
Controlled Deposit Amount.............  S-38
Covered Amount........................  S-42
cut-off date..........................  S-18
Default Amount........................  S-40
distribution date.....................  S-24
Excess Spread.........................  S-35
Fixed Investor Percentage.............  S-29
Floating Investor Percentage..........  S-27
interest period.......................  S-23
Intergroup Excess Finance Charge
  Collections.........................  S-39
Investor Default Amount...............  S-40
Investor Interest.....................  S-31
Investor Servicing Fee................  S-45
LIBOR.................................  S-23
LIBOR determination date..............  S-23
London business day...................  S-23
Minimum Aggregate Principal
  Receivables.........................  S-18
Minimum Transferor Interest...........  S-18
monthly period........................  S-27
Net Servicing Fee Rate................  S-45
Pay Out Event.........................  S-44
plan..................................  S-47
Portfolio Yield.......................  S-45
PTCE..................................  S-47
Rapid Amortization Period.............  S-22
Rating Agency Condition...............  S-18
Reallocated Class B Principal
  Collections.........................  S-33
Reallocated Collateral Principal
  Collections.........................  S-33
Reallocated Principal Collections.....  S-33
Required Reserve Account Amount.......  S-43
Revolving Period......................  S-25
scheduled payment date................  S-21
Series 2001-A Termination Date........  S-37
Servicer Interchange..................  S-45
Shared Excess Finance Charge
  Collections.........................  S-39
Shared Excess Finance Charge
  Collections Group One...............  S-39
Shared Excess Principal Collections...  S-40
Telerate Page 3750....................  S-24
transfer and administration
  agreement...........................  S-36
transfer date.........................  S-25

                                                                         ANNEX I

                      OTHER SERIES ISSUED AND OUTSTANDING

     The table below sets forth the principal characteristics of the other series previously issued by the trust that are currently outstanding (Series 1996-A, Series 1996-B, Series 1997-A, Series 1997-B, Series 1998-A, Series 1998-B, Series 1998-C, Series 1999-A, Series 1999-B and Series 1999-C), which are each in Shared Excess Finance Charge Collections Group One and the Shared Excess Principal Collections Group. For more specific information with respect to any Series, any prospective investor should contact Bank of America at (704) 388-7901. Bank of America will provide without charge to any prospective purchaser of the Certificates a copy of the Disclosure Documents for any previously publicly-issued Series.

1. Series 1996-A

     Class A Certificates

       Initial Investor Interest....................................$427,500,000
       Certificate Rate.....................One-Month LIBOR plus 0.13% per annum
       Controlled Accumulation Amount (subject to adjustment)........$35,625,000
       Commencement of Accumulation Period.........................June 30, 2000
       Annual Servicing Fee Percentage...........................2.00% per annum
       Initial Collateral Interest...................................$40,000,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1996-A Termination Date..............August 2003 Distribution Date
       Series Issuance Date........................................July 19, 1996

     Class B Certificates

       Initial Investor Interest.....................................$32,500,000
       Certificate Rate.....................One-Month LIBOR plus 0.29% per annum
       Controlled Accumulation Amount................................$32,500,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1996-A Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

2. Series 1996-B

     Class A Certificates

       Initial Investor Interest....................................$830,000,000
       Certificate Rate..................Three-Month LIBOR plus 0.125% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$69,166,667
       Commencement of Accumulation Period....................September 30, 2002
       Annual Servicing Fee Percentage...........................2.00% per annum
       Initial Collateral Interest...................................$77,661,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1996-B Termination Date............November 2005 Distribution Date
       Series Issuance Date.....................................October 11, 1996

     Class B Certificates

       Initial Investor Interest.....................................$63,100,000
       Certificate Rate...................Three-Month LIBOR plus 0.28% per annum
       Controlled Accumulation Amount................................$63,100,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1996-B Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

3. Series 1997-A

     Class A Certificates

       Initial Investor Interest....................................$648,750,000
       Certificate Rate.....................One-Month LIBOR plus 0.11% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$54,062,500
       Commencement of Accumulation Period..........................May 31, 2001
       Annual Servicing Fee Percentage...........................2.00% per annum
       Initial Collateral Interest...................................$60,000,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1997-A Termination Date................July 2004 Distribution Date
       Series Issuance Date........................................June 17, 1997

     Class B Certificates

       Initial Investor Interest.....................................$41,250,000
       Certificate Rate.....................One-Month LIBOR plus 0.29% per annum
       Controlled Accumulation Amount................................$41,250,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1997-A Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

4. Series 1997-B

     Class A Certificates

       Initial Investor Interest....................................$648,750,000
       Certificate Rate.................Three-Month LIBOR minus 0.125% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$54,062,500
       Commencement of Accumulation Period.......................August 31, 2001
       Annual Servicing Fee Percentage...........................2.00% per annum
       Initial Collateral Interest...................................$60,000,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1997-B Termination Date.............October 2004 Distribution Date
       Series Issuance Date...................................September 25, 1997

     Class B Certificates

       Initial Investor Interest.....................................$41,250,000
       Certificate Rate...................Three-Month LIBOR plus 0.26% per annum
       Controlled Accumulation Amount................................$41,250,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1997-B Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

5. Series 1998-A

     Class A Certificates

       Initial Investor Interest....................................$648,750,000
       Certificate Rate.....................One-Month LIBOR plus 0.11% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$54,062,500
       Commencement of Accumulation Period.....................February 28, 2002
       Annual Servicing Fee Percentage...........................2.00% per annum
       Initial Collateral Interest...................................$60,000,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1998-A Termination Date...............April 2005 Distribution Date
       Series Issuance Date.......................................March 26, 1998

  Class B Certificates

       Initial Investor Interest.....................................$41,250,000
       Certificate Rate.....................One-Month LIBOR plus 0.27% per annum
       Controlled Accumulation Amount................................$41,250,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1998-A Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

6. Series 1998-B

     Class A Certificates

       Initial Investor Interest....................................$648,750,000
       Certificate Rate.....................One-Month LIBOR plus 0.12% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$54,062,500
       Commencement of Accumulation Period........................April 30, 2003
       Annual Servicing Fee Percentage...........................2.00% per annum
       Initial Collateral Interest...................................$60,000,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1998-B Termination Date................June 2006 Distribution Date
       Series Issuance Date..........................................May 7, 1998

     Class B Certificates

       Initial Investor Interest.....................................$41,250,000
       Certificate Rate.....................One-Month LIBOR plus 0.28% per annum
       Controlled Accumulation Amount................................$41,250,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1998-B Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

7. Series 1998-C

     Class A Certificates

       Initial Investor Interest....................................$432,500,000
       Certificate Rate.....................One-Month LIBOR plus 0.14% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$36,041,667
       Commencement of Accumulation Period.......................August 31, 2000
       Annual Servicing Fee Percentage..............................2% per annum
       Initial Collateral Interest...................................$40,000,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1998-C Termination Date.............October 2003 Distribution Date
       Series Issuance Date...................................September 25, 1998

     Class B Certificates

       Initial Investor Interest.....................................$27,500,000
       Certificate Rate....................One-Month LIBOR plus 0.365% per annum
       Controlled Accumulation Amount................................$27,500,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1998-C Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

8. Series 1999-A

     Class A Certificates

       Initial Investor Interest....................................$432,500,000
       Certificate Rate.....................One-Month LIBOR plus 0.16% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$41,666,667
       Commencement of Accumulation Period........................April 30, 2003
       Annual Servicing Fee Percentage..............................2% per annum
       Initial Collateral Interest...................................$40,000,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1999-A Termination Date................June 2006 Distribution Date
       Series Issuance Date.........................................June 2, 1999

     Class B Certificates

       Initial Investor Interest.....................................$27,500,000
       Certificate Rate.....................One-Month LIBOR plus 0.36% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$27,500,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1999-A Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

9. Series 1999-B

     Class A Certificates

       Initial Investor Interest....................................$865,000,000
       Certificate Rate.....................One-Month LIBOR plus 0.15% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$83,333,334
       Commencement of Accumulation Period.........................June 30, 2001
       Annual Servicing Fee Percentage..............................2% per annum
       Initial Collateral Interest...................................$80,000,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1999-B Termination Date..............August 2004 Distribution Date
       Series Issuance Date........................................July 28, 1999

     Class B Certificates

       Initial Investor Interest.....................................$55,000,000
       Certificate Rate.....................One-Month LIBOR plus 0.40% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$55,000,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1999-B Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

10. Series 1999-C

     Class A Certificates

       Initial Investor Interest....................................$432,500,000
       Certificate Rate.....................One-Month LIBOR plus 0.25% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$41,666,667
       Commencement of Accumulation Period.........................June 30, 2005
       Annual Servicing Fee Percentage..............................2% per annum
       Initial Collateral Interest...................................$40,000,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1999-C Termination Date..............August 2008 Distribution Date
       Series Issuance Date........................................July 28, 1999

     Class B Certificates

       Initial Investor Interest.....................................$27,500,000
       Certificate Rate.....................One-Month LIBOR plus 0.50% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$27,500,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1999-C Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

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                          BA MASTER CREDIT CARD TRUST
                                     ISSUER
                  BANK OF AMERICA, NATIONAL ASSOCIATION (USA)
                            TRANSFEROR AND SERVICER

                                 SERIES 2001-A

          $696,000,000 CLASS A FLOATING-RATE ASSET BACKED CERTIFICATES
           $40,000,000 CLASS B FLOATING-RATE ASSET BACKED CERTIFICATES

                   -----------------------------------------

                             PROSPECTUS SUPPLEMENT

                   -----------------------------------------

       Underwriters of the Class A Certificates and Class B Certificates

                         BANC OF AMERICA SECURITIES LLC
                                    JPMORGAN
                              SALOMON SMITH BARNEY

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the certificates in any state where the offer is not permitted.

     We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the certificates will deliver a prospectus supplement and prospectus.

              This document is printed entirely on recycled paper.

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